EXHIBIT 99.1



================================================================================


                            STOCK PURCHASE AGREEMENT


                            Dated as of July 16, 2004


================================================================================
                                  by and among


                       MEASUREMENT SPECIALTIES, INC., AND


        THE PRINCIPAL SHAREHOLDERS OF ENTRAN DEVICES, INC. AND ENTRAN SA


================================================================================

                                TABLE OF CONTENTS
                                -----------------

ARTICLE I     DEFINITIONS . . . . . . . . . . . . . . . . . . . . . . . . . . .1
     Section 1.1     Definitions . . . . . . . . . . . . . . . . . . . . . . . 1
     Section 1.2     Construction and Interpretation. . . . . . . . . . . . . .8
ARTICLE II     SALE AND TRANSFER OF SHARES; CLOSING . . . . . . . . . . . . . .9
     Section 2.1     Shares . . . . . . . . . . . . . . . . . . . . . . . . . .9
     Section 2.2     Purchase Price . . . . . . . . . . . . . . . . . . . . . .9
     Section 2.3     Closing . . . . . . . . . . . . . . . . . . . . . . . . . 9
     Section 2.4     Closing Obligations . . . . . . . . . . . . . . . . . . . 9
ARTICLE III     REPRESENTATIONS AND WARRANTIES OF THE PRINCIPAL
     SHAREHOLDERS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 10
     Section 3.1     Organization and Good Standing . . . . . . . . . . . . . 11
     Section 3.2     Authority; No Conflict . . . . . . . . . . . . . . . . . 11
     Section 3.3     Capitalization . . . . . . . . . . . . . . . . . . . . . 12
     Section 3.4     Financial Statements . . . . . . . . . . . . . . . . . . 13
     Section 3.5     Books and Records . . . . . . . . . . . . . . . . . . . .13
     Section 3.6     Title to Properties; Encumbrances . . . . . . . . . . . .13
     Section 3.7     Condition and Sufficiency of Assets . . . . . . . . . . .14
     Section 3.8     Accounts Receivable . . . . . . . . . . . . . . . . . . .14
     Section 3.9     Inventory . . . . . . . . . . . . . . . . . . . . . . . .14
     Section 3.10    No Undisclosed Liabilities . . . . . . . . . . . . . . . 14
     Section 3.11    Tax Matters . . . . . . . . . . . . . . . . . . . . . . .15
     Section 3.12    No Material Adverse Change . . . . . . . . . . . . . . . 15
     Section 3.13    Employee Benefit Plans . . . . . . . . . . . . . . . . . 15
     Section 3.14    Compliance with Legal Requirements; Governmental
                     Authorizations . . . . . . . . . . . . . . . . . . . . . 17
     Section 3.15    Legal Proceedings; Orders . . . . . . . . . . . . . . . .18
     Section 3.16    Absence of Certain Changes and Events . . . . . . . . . .18
     Section 3.17    Contracts; No Defaults . . . . . . . . . . . . . . . . . 19
     Section 3.18    Insurance . . . . . . . . . . . . . . . . . . . . . . . .21
     Section 3.19    Environmental Matters . . . . . . . . . . . . . . . . . .21
     Section 3.20    Employees . . . . . . . . . . . . . . . . . . . . . . . .23
     Section 3.21    Labor Relations; Compliance . . . . . . . . . . . . . . .25
     Section 3.22    Intellectual Property . . . . . . . . . . . . . . . . . .25
     Section 3.23    Certain Payments . . . . . . . . . . . . . . . . . . . . 26
     Section 3.24    Disclosure . . . . . . . . . . . . . . . . . . . . . . . 26
     Section 3.25    Relationships with Related Persons . . . . . . . . . . . 26
     Section 3.26    Product Defects . . . . . . . . . . . . . . . . . . . . .27
     Section 3.27    Product and Service Warranties . . . . . . . . . . . . . 27
     Section 3.28    Supplies and Equipment . . . . . . . . . . . . . . . . . 27
     Section 3.29    Customers and Suppliers . . . . . . . . . . . . . . . . .27
     Section 3.30    Bank Accounts . . . . . . . . . . . . . . . . . . . . . .28
     Section 3.31    Brokers or Finders . . . . . . . . . . . . . . . . . . . 28
ARTICLE IV     REPRESENTATIONS AND WARRANTIES OF BUYER . . . . . . . . . . . .28
     Section 4.2     Authority; No Conflict . . . . . . . . . . . . . . . . . 28
     Section 4.3     Investment Intent . . . . . . . . . . . . . . . . . . . .29
     Section 4.4     Certain Proceedings . . . . . . . . . . . . . . . . . . .29

     Section 4.5     Brokers or Finders . . . . . . . . . . . . . . . . . . . 29
ARTICLE V      COVENANTS OF PRINCIPAL SHARHOLDERS PRIOR TO CLOSING DATE. . . .29
     Section 5.1     Access and Investigation . . . . . . . . . . . . . . . . 29
     Section 5.2     Operation of the Businesses of The Acquired Companies. . 30
     Section 5.3     Negative Covenant . . . . . . . . . . . . . . . . . . . .30
     Section 5.4     Notification . . . . . . . . . . . . . . . . . . . . . . 30
     Section 5.5     No Negotiation . . . . . . . . . . . . . . . . . . . . . 31
     Section 5.6     Compliance with ISRA . . . . . . . . . . . . . . . . . . 31
     section 5.7     Pollution Legal Liability Policy . . . . . . . . . . . . 31
     Section 5.8.    Best Efforts . . . . . . . . . . . . . . . . . . . . . . 31
ARTICLE VI     COVENANTS OF BUYER PRIOR TO CLOSING DATE . . . . . . . . . . . 32
     Section 6.1     Best Efforts . . . . . . . . . . . . . . . . . . . . . . 32
ARTICLE VII    CONDITIONS PRECEDENT TO BUYER'S OBLIGATION TO CLOSE. . . . . . 32
     Section 7.1     Accuracy of Representations . . . . . . . . . . . . . . .32
     Section 7.2     Principal Shareholders' Performance . . . . . . . . . . .32
     Section 7.3     Consents . . . . . . . . . . . . . . . . . . . . . . . . 32
     Section 7.4     No Proceedings . . . . . . . . . . . . . . . . . . . . . 33
     Section 7.5     No Claim Regarding Stock Ownership or Sale Proceeds . . .33
     Section 7.6     ISRA Compliance . . . . . . . . . . . . . . . . . . . . .33
     Section 7.7     Tender of Shares . . . . . . . . . . . . . . . . . . . . 33
ARTICLE VIII   CONDITIONS PRECEDENT TO PRINCIPAL SHAREHOLDERS'
     OBLIGATION TO CLOSE . . . . . . . . . . . . . . . . . . . . . . . . . . .33
     Section 8.1     Accuracy of Representations . . . . . . . . . . . . . . .34
     Section 8.2     Buyer's Performance . . . . . . . . . . . . . . . . . . .34
     Section 8.3     Consents . . . . . . . . . . . . . . . . . . . . . . . . 34
ARTICLE IX     TERMINATION . . . . . . . . . . . . . . . . . . . . . . . . . .34
     Section 9.1     Termination Events . . . . . . . . . . . . . . . . . . . 34
     Section 9.2     Effect Of Termination . . . . . . . . . . . . . . . . . .35
ARTICLE X      INDEMIFICATION; REMEDIES. . . . . . . . . . . . . . . . . . . .35
     Section 10.1    Indemnification by the Principal Shareholders . . . . . .35
     Section 10.2    Indemnification by the Buyer . . . . . . . . . . . . . . 36
     Section 10.3    Survival and Time Limitations . . . . . . . . . . . . . .36
     Section 10.4    Limitations . . . . . . . . . . . . . . . . . . . . . . .36
     Section 10.5    Third-Party Claims . . . . . . . . . . . . . . . . . . . 37
     Section 10.6    Other Indemnification Matters . . . . . . . . . . . . . .38
     Section 10.7    Procedure for Indemnification - Other Claims . . . . . . 38
     Section 10.8    Exclusive Remedy . . . . . . . . . . . . . . . . . . . . 38
     Section 10.9    Appointment of Sellers' Representative as
Attorney-in-Fact . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .38
     Section 10.10   Allocation among Principal Shareholders . . . . . . . . .39
ARTICLE XI     CERTAIN POST-CLOSING MATTERS . . . . . . . . . . . . . . . . . 39
     Section 11.1    Taxes. . . . . . . . . . . . . . . . . . . . . . . . . . 39
     Section 11.2    Litigation Support. . . . . . . . . . . . . . . . . . . .40
ARTICLE XII    DISPUTE RESOLUTION. . . . . . . . . . . . . . . . . . . . . . .40
     Section 12.1    Disputes . . . . . . . . . . . . . . . . . . . . . . . . 40
     Section 12.2    Level 1 Review . . . . . . . . . . . . . . . . . . . . . 40
     Section 12.3    Level 2 Review . . . . . . . . . . . . . . . . . . . . . 40
     Section 12.4    Submission of Dispute to Mediation . . . . . . . . . . . 41

     Section 12.5    Submission of Dispute to Arbitration . . . . . . . . . . 41
     Section 12.6    Rules Governing Arbitration . . . . . . . . . . . . . . .41
     Section 12.7    Arbitration Panel . . . . . . . . . . . . . . . . . . . .41
     Section 12.8    Location of Arbitration . . . . . . . . . . . . . . . . .41
     Section 12.9    Discovery . . . . . . . . . . . . . . . . . . . . . . . .42
     Section 12.10   Conduct of Hearing . . . . . . . . . . . . . . . . . . . 42
     Section 12.11   Award of Panel . . . . . . . . . . . . . . . . . . . . . 42
     Section 12.12   Confidentiality of Proceedings . . . . . . . . . . . . . 42
     Section 12.13   Enforcement of Award . . . . . . . . . . . . . . . . . . 42
     Section 12.14   Costs and Expenses . . . . . . . . . . . . . . . . . . . 42
     Section 12.15   Governing Law . . . . . . . . . . . . . . . . . . . . . .43
     Section 12.16   Equitable Proceeding . . . . . . . . . . . . . . . . . . 43
ARTICLE XIII   GENERAL PROVISIONS . . . . . . . . . . . . . . . . . . . . . . 43
     Section 13.1    Expenses . . . . . . . . . . . . . . . . . . . . . . . . 43
     Section 13.2    Public Announcements . . . . . . . . . . . . . . . . . . 43
     Section 13.3    Notices . . . . . . . . . . . . . . . . . . . . . . . . .44
     Section 13.4    Jurisdiction; Service of Process . . . . . . . . . . . . 45
     Section 13.5    Further Assurances . . . . . . . . . . . . . . . . . . . 45
     Section 13.6    Waiver . . . . . . . . . . . . . . . . . . . . . . . . . 45
     Section 13.7    Entire Agreement and Modification . . . . . . . . . . . .45
     Section 13.8    Disclosure Schedule . . . . . . . . . . . . . . . . . . .45
     Section 13.9    No Third-Party Beneficiaries . . . . . . . . . . . . . . 45
     Section 13.10   Successors and Assigns . . . . . . . . . . . . . . . . . 46
     Section 13.11   Severability . . . . . . . . . . . . . . . . . . . . . . 46
     Section 13.12   Headings . . . . . . . . . . . . . . . . . . . . . . . . 46
     Section 13.13   Governing Law . . . . . . . . . . . . . . . . . . . . . .46
     Section 13.14   Counterparts . . . . . . . . . . . . . . . . . . . . . . 46

                            STOCK PURCHASE AGREEMENT

     This STOCK PURCHASE AGREEMENT ("Agreement") is made as of July 16, 2004
                                     ---------
by and among Measurement Specialties, Inc., a New Jersey corporation ("Buyer"),
                                                                       -----
William F. Caplan ("WFC"), Norton Woodruff ("NW"), and J.C. Provost ("JCP") (WFC, NW and JCP being sometimes hereinafter referred to as the "Principal Shareholders").

                              W I T N E S S E T H:
                              -------------------

     WHEREAS, the Principal Shareholders desire to sell, and Buyer desires to purchase, all of the issued and outstanding shares of capital stock of Entran Devices, Inc., a New York corporation ("Entran Devices"), and Entran SA, a
                                        --------------
corporation organized under the laws of France ("Entran SA" and collectively
                                                 ---------
with Entran Devices, the "Companies") owned by the Principal Shareholders,
                          ---------
together with all of the outstanding shares of capital stock owned by those shareholders listed on Schedule 1 attached hereto (the "Sellers") (all such
                       ----------
shares of capital stock owned by the Principal Shareholders and the Sellers being hereinafter referred to as the "Shares"), for the consideration and on the terms and conditions set forth in this Agreement.

     NOW, THEREFORE, in consideration of the mutual promises and covenants hereinafter contained, and intending to be legally bound, the parties to this Agreement hereby agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

     Section 1.1     Definitions.  For purposes of this Agreement, the following
                     -----------
terms have the following meanings:

     "Acquired Companies" - the Companies and their respective Subsidiaries,
      ------------------
collectively.

     "Acquired Companies' Proprietary Rights" - as defined in Section 3.22(a).
      --------------------------------------

     "Affiliate" - means, with respect to a specified Person, any other Person
      ---------
that directly or indirectly controls, is controlled by, or is under common control with, the specified Person. The term "control" means (a) the possession, directly or indirectly, of the power to vote 10% or more of the securities or other equity interests of a Person having ordinary voting power,
(b) the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of a Person, by contract or otherwise or
(c) being a director, officer, executor, trustee or fiduciary (or their equivalents) of a Person or a Person that controls such Person.

     "Applicable Contract" - any Contract (a) under which any Acquired Company
      -------------------
has any rights, (b) under which any Acquired Company has any obligation or liability, or (c) by which any Acquired Company or any of the assets owned or used by it is bound.

     "Best Efforts" - the efforts that a prudent Person desirous of achieving a
      ------------
result would use in similar circumstances to ensure that such result is achieved as expeditiously as reasonably possible.

     "Business" - the design and manufacture of sensors that measure acceleration, pressure and forces conducted by Entran Devices and Entran SA.

     "Buyer" - as defined in the first paragraph of this Agreement.
      -----

     "Buyer Indemnified Party" - as defined in Section 10.1.
      -----------------------

     "Closing" - as defined in Section 2.3.
      -------

     "Closing Date" - the date and time as of which the Closing actually takes
      ------------
place.

     "Closing Date Purchase Price" - as defined in Section 2.2(a).
      ---------------------------

     "Code" - the Internal Revenue Code of 1986, as amended, and the rules and
      ----
regulations thereunder.

     "Companies" - as defined in the Recitals of this Agreement.
      ---------

     "Compliance with ISRA" - the receipt of a letter or letters from the NJDEP
      --------------------
approving a Remediation-In-Progress Waiver (as such term is defined at N.J.A.C. 7:26B-5.4), a Negative Declaration (as such term are defined under ISRA), a no further action letter and covenant not sue (as such term is defined under ISRA), or other written determination by the NJDEP that the requirements of ISRA have been satisfied with respect to the Fairfield Facility, including without limitation, any natural resource damage or injury assessments or claims asserted by the NJDEP with respect to any Environmental Conditions on, at, under or emanating from the Fairfield Facility.

     "Competing Business" - as defined in Section 3.25.
      ------------------

     "Consent" - any approval, consent, ratification, waiver, or other
      -------
authorization (including any Governmental Authorization).

     "Consulting Agreement" - as defined in Section 2.4(a)(iii).
      --------------------

     "Contemplated Transactions" - all of the transactions contemplated by this
      -------------------------
Agreement, including:

          (i) the sale of the Shares by Sellers to Buyer;

          (ii) the execution, delivery, and performance of the Consulting Agreement, the Noncompetition Agreements, the Principal Shareholders' Releases and Transmittal Letters;

          (iii) the performance by Buyer and the Principal Shareholders' of their respective covenants and obligations under this Agreement; and

          (iv) Buyer's acquisition and ownership of the Shares.

     "Contract" - any agreement, contract, obligation, promise, or undertaking
      --------
(whether written or oral and whether express or implied) that is legally binding.

     "Disclosure Schedule" - the disclosure schedule delivered by Principal
      -------------------
Shareholders to Buyer concurrently with the execution and delivery of this Agreement.

     "Dispute" - as defined in Section 13.1.
      -------

     "Employee Benefit Plans" - as defined in Section 3.13(a).
      ----------------------

     "Encumbrance" - any charge, claim, community property interest, condition,
      -----------
equitable interest, mortgage, lien, option, pledge, security interest, right of first refusal, or other charge or restriction of any kind, including any restriction on use, voting, transfer, receipt of income, or exercise of any other attribute of ownership.

     "Environment" - soil, land surface or subsurface strata, surface waters
      -----------
(including navigable waters, ocean waters, streams, ponds, drainage basins, and wetlands), groundwaters, drinking water supply, stream sediments, ambient air (including indoor air), plant and animal life, and any other environmental medium or natural resource.

     "Environmental Authority" - any Governmental Body having judicial,
      -----------------------
regulatory, or administrative authority under Environmental Laws.

     "Environmental Conditions" - any environmental contamination or pollution,
      ------------------------
or threatened contamination or pollution, of, or the Release or threatened Release of Hazardous Substances into, the surface water, groundwater, surface soil, subsurface soil, air, or land.

     "Environmental Laws" - all federal, regional, state, county, European (i.e.
      ------------------
from any governmental organ of the European Union) or local laws, statutes, ordinances, decisional law, rules, regulations, codes, orders, decrees, directives, and judgments relating to public health or safety, pollution, damage to or protection of the Environment, Environmental Conditions, Releases or threatened Releases of Hazardous Substances into the Environment, or the use, manufacture, processing, distribution, treatment, storage, generation, disposal, transport, or handling of Hazardous Substances, whether existing in the past or present. Environmental Laws shall include, but are not limited to, the following laws, and the regulations promulgated thereunder, as the same have been amended from time to time: ISRA, the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. Sec. 9601 et seq.) ("CERCLA"); the
                                                     -- ---     -------
Resource Conservation and Recovery Act (42 U.S.C. 6901 et seq.) ("RCRA"); the
                                                       -- ---     ----
Clean Air Act (42 U.S.C. 7401 et seq.); and the Clean Water Act (33 U.S.C. 1251
                              -- ---
et seq.).
-- ---

     "Environmental Permits" - all permits, authorizations, registrations,
      ---------------------
certificates, licenses, approvals or consents required under or issued pursuant to Environmental Laws.

     "ERISA" - the Employee Retirement Income Security Act of 1974.
      -----

     "ERISA Affiliate" - as defined in Section 3.13(a).
      ---------------

     "ERISA Plans" - as defined in Section 3.13(a).
      -----------

     "Excluded Environmental Liabilities" - liabilities arising from or related
      ----------------------------------
to environmental matters of any kind or nature whatsoever respecting the Acquired Companies, the Business or the Facilities occurring or existing on or before the Closing, including without limitation: (i) Environmental Conditions on, at, under or emanating from any of the Facilities occurring or existing on or before the Closing; (ii) failure by any Acquired Company or agents, servants, employees or contractors of any Acquired Company to comply with Environmental Laws applicable to the Business or the Facilities prior to the Closing; (iii) treatment, storage, disposal or Release at any location of Hazardous Substances used, generated, handled, stored, manufactured, originating at or transported from any of the Facilities or in connection with the Business prior to the Closing; (iv) claims of third parties alleging damages arising from personal injury or death, property damage or damage to natural resources arising from or related in any way to Environmental Conditions on, at, under or emanating from any of the Facilities or the conduct of the Business prior to the Closing; and
(v) any and all costs and expenses of any kind or nature whatsoever, including without limitation ISRA Compliance Costs, incurred or necessary in order to achieve Compliance with ISRA.

     "Facilities" - any real property, leaseholds, or other interests currently
      ----------
or formerly owned or operated by any Acquired Company and any buildings, plants, structures, or equipment (including motor vehicles, tank cars, and rolling stock) currently or formerly owned or operated by any Acquired Company, including without limitation the Fairfield Facility.

     "Fairfield Facility" - the portion(s) of the real property and building
      ------------------
leased, occupied or otherwise used or controlled by Entran Devices in connection with the Business located at 10 Washington Avenue, Fairfield, New Jersey.

     "GAAP" - generally accepted accounting principles in the United States
      ----
consistently applied.

     "Governmental Authorization" - any approval, consent, license, permit,
      --------------------------
waiver, or other authorization issued, granted, given, or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement.

     "Governmental Body" - any:
      -----------------

          (a) nation, state, county, city, town, village, district, or other jurisdiction of any nature;

          (b) federal, state, local, municipal, foreign, or other government;

          (c) governmental or quasi-governmental authority of any nature (including any governmental agency, branch, department, official, or entity and any court or other tribunal);

          (d) multi-national organization or body; or

          (e) body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power of any nature.

     "Hazardous Substance" - any substance, material, or waste and any pollutant
      -------------------
or contaminant, or infectious or radioactive substance or material, regulated under any Environmental Laws.

     "Indemnified Party" - as defined in Section 10.3(c).
      -----------------

     "Indemnifying Party" - as defined in Section 10.3(c).
      ------------------

     "Interim Balance Sheet" - as defined in Section 3.4(a).
      ---------------------

     "IRS" - the United States Internal Revenue Service or any successor agency,
      ---
and, to the extent relevant, the United States Department of the Treasury.

     "ISRA" - the Industrial Site Recovery Act, N.J.S.A. 13:1K-6 et seq., and
      ----                                                       -- ---
the regulations promulgated thereunder.

     "ISRA Compliance Costs" - all fees, costs and expenses incurred to achieve
      ---------------------
Compliance with ISRA, including without limitation, attorneys', consultants' and engineering fees and disbursements, NJDEP filing fees and oversight charges, costs (including any surcharges) associated with securing and maintaining any remediation funding source, laboratory and analytical costs and expenses, equipment charges, industrial or hazardous waste disposal costs, natural resource damage or injury assessments and all other fees, costs and expenses incurred in connection with or relating to Remedial Actions.

     "Knowledge" - an individual will be deemed to have "Knowledge" of a
      ---------
particular fact or other matter if such individual is actually aware of such fact or other matter. A Person (other than an individual) will be deemed to have "Knowledge" of a particular fact or other matter if any individual who is serving, as a director, officer, member, manager, partner, executor, or trustee of such Person (and such position involves such individual in the day-to day operations of such Person) has Knowledge of such fact or other matter.

     "Legal Requirement" - any federal, state, local, municipal, foreign,
      -----------------
international, multinational, or other administrative order, constitution, law, ordinance, principle of common law, regulation, statute, or treaty.

     "Loss" - means any loss, claim, demand, Order, damage, penalty, fine, cost,
      ----
settlement payment, liability, Tax, Encumbrance, expense, fee, court costs or reasonable attorney's fees and expenses, in each case actually received, made, incurred or suffered, as the case may be.

     "NJDEP" - the New Jersey Department of Environmental Protection, its
      -----
divisions, bureaus and subdivisions.

     "Noncompetition Agreements" - as defined in Section 2.4(a)(iv).
      -------------------------

     "Order" - any award, decision, injunction, judgment, order, ruling,
      -----
subpoena, or verdict entered, issued, made, or rendered by any court, administrative agency, or other Governmental Body or by any arbitrator, in each case, of competent jurisdiction.

     "Organizational Documents" - (a) the articles or certificate of
      ------------------------
incorporation and the bylaws of a corporation; (b) the certificate of formation and operating agreement (or similar document) of a limited liability company;
(c) the partnership agreement and any statement of partnership of a general partnership; (d) the limited partnership agreement and the certificate of limited partnership of a limited partnership; (e) any charter or similar document adopted or filed in connection with the creation, formation, or organization of a Person; and (f) any amendment to any of the foregoing.

     "Parties" - the Buyer and each Principal Shareholder.
      -------

     "Person" - any individual, corporation (including any non-profit
      ------
corporation), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, labor union, or other entity or Governmental Body.

     "Principal Shareholders' Releases" - as defined in Section 2.4(a)(ii).
      --------------------------------

     "Proceeding" - any action, arbitration, hearing, investigation, litigation,
      ----------
or suit (whether civil, criminal, or administrative) commenced, brought, conducted, or heard by or before, or otherwise involving, any Governmental Body or arbitrator.

     "Proprietary Rights" - (a) all patents and patent applications (including
      ------------------
all provisional, divisions, continuations, continuations in part, and reissues), patentable inventions, and business methods; (b) all registered fictional business names, trade names, trademarks, service marks, and registered domain names and all applications with respect to any of the foregoing; (c) registered copyrights in both published works and unpublished works and copyrightable subject matter, including software; and (d) all know-how, trade secrets, customer lists, confidential information, software, technical information, data, process technology, plans, drawings, and blueprints.

     "Proprietary Rights Agreement" - as defined in Section 3.20(b).
      ----------------------------

     "Purchase Price" - as defined in Section 2.2.
      --------------

     "Related Person" - means (a) with respect to a specified individual, any
      --------------
member of such individual's family, and (b) with respect to a specified Person other than an individual, any Affiliate of such Person.

     "Release" - any intentional or unintentional release, discharge, spill,
      -------
leaking, pumping, pouring, emitting, emptying, injection, disposal, or dumping.

     "Remedial Action" - any and all: (a) investigations of Environmental
      ---------------
Conditions of any kind or nature whatsoever, including site assessments, site investigations, remedial investigations, soil, groundwater, surface water, sediment sampling or monitoring; or (b) actions of any kind or nature whatsoever taken to remove, abate or remediate Environmental Conditions, including the use, implementation, application, installation, operation or maintenance of removal actions, in-situ or ex-situ remediation technologies applied to the surface or subsurface soils, encapsulation or stabilization of soils, excavation and off-site treatment or disposal of soils, systems for the recovery and/or treatment of groundwater or free product, Engineering Controls or Institutional Controls (as such terms are defined under N.J.S.A. 58:10B-1 et seq.).
                                                            -- ---

     "Requesting Party" - as defined in Section 12.2.
      ----------------

     "Securities Act" - the Securities Act of 1933, as amended, and the rules
      --------------
and regulations issued thereunder.

     "Sellers" - as defined in the first paragraph of this Agreement.
      -------

     "Sellers' Representative" - as defined in Section 10.9.
      -----------------------

     "Sellers' Tax Liabilities" - all liabilities for federal, state, local or
      ------------------------
foreign Taxes arising from or related to (i) the income of any Acquired Company earned on or realized prior to the Closing Date, (ii) Taxes imposed on any Acquired Company related to any transaction or event occurring before the Closing, (iii) any gain and income from the sale of the Shares and other Contemplated Transactions, and any sales, transfer Tax or other Tax of any Seller arising out of, or resulting from, the sale of the Shares hereunder, or any transaction of any Seller before the Closing, and (iv) any and all Taxes of any Person (other than the Acquired Companies) imposed on the Acquired Companies as a transferee or successor, by contract or Legal Requirement, which Taxes relate to an event or transaction occurring before the Closing.

     "Shares" - as defined in the Recitals of this Agreement.
      ------

     "Specifications" - as defined in Section 3.26.
      --------------

     "Subsidiary" - with respect to any Person (the "Owner"), any corporation or
      ----------                                     -----
other Person of which securities or other interests having the power to elect a majority of that corporation's or other Person's board of directors or similar governing body, or otherwise having the power to direct the business and policies of that corporation or other Person (other than securities or other interests having such power only upon the happening of a contingency that has not occurred) are held by the Owner or one or more of its Subsidiaries; when used without reference to a particular Person, "Subsidiary" means a Subsidiary of an Acquired Company.

     "Tax" - means any federal, state, local, foreign or other income, gross
      ---
receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental, customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, general service, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, however denominated, and will include any interest, penalty, or addition thereto, whether disputed or not.

     "Tax Return" - any return (including any information return), report,
      ----------
statement, schedule, notice, form, or other document or information filed with or submitted to, or required to be filed with or submitted to, any Governmental Body in connection with the determination, assessment, collection, or payment of any Tax or in connection with the administration, implementation, or enforcement of or compliance with any Legal Requirement relating to any Tax.

     "Threatened" - a claim, Proceeding, dispute, action, or other matter will
      ----------
be deemed to have been "Threatened" if any written demand or statement has been made or any written notice has been given, or if any other event has occurred, that would lead a prudent Person to conclude that such a claim, Proceeding, dispute, action, or other matter is likely to be asserted, commenced, taken, or otherwise pursued in the foreseeable future.

     "Transaction Documents" - the Noncompetition Agreement, Consulting
      ---------------------
Agreement, Principal Shareholders' Releases, and Transmittal Letters.

     "2003 Balance Sheet" - the unaudited consolidated balance sheets of the
      ------------------
Acquired Companies at and as of September 30, 2003.

     Section 1.2     Construction and Interpretation.
                     -------------------------------

          (a) The Parties have participated jointly in the negotiation and drafting of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement.

          (b) Each definition in this Agreement includes the singular and the plural, and references to any gender include the other genders where appropriate.

          (c) Any reference to any federal, state, local, or foreign statute or law shall be deemed to also refer to all rules and regulations promulgated under such statute or law, unless the context requires otherwise. References to any statute or regulation mean such statute or regulation as amended at the time and include any successor legislation or regulation.

          (d) The word "including" means "including without limitation".
                        ---------

          (e) References to Articles, Sections, Exhibits and Schedules mean the Articles, Sections, Exhibits and Schedules of this Agreement (unless otherwise indicated). The Exhibits and Schedules (including the Disclosure Schedule) are incorporated by reference into and shall be deemed a part of this Agreement.

          (f) Any and all accounting terms utilized in this Agreement shall, unless otherwise specified or the context otherwise requires, be construed in accordance with GAAP.

          (g) All references to dollar amounts in this Agreement shall be references to United States Dollars unless otherwise provided.

          (h) In computing any time period provided for in this Agreement, the first day of the time period shall not be counted but the last day of the time period shall be counted. Any action required to be taken on a particular day must be taken before 5:00 pm, Eastern Time, on that day. For example, if an action were required to be taken within ten (10) days after the Closing Date, and the Closing Date were June 30, 2004, the first day to be counted would be July 1, 2004 and the action would be required to be taken before 5:00 pm, Eastern Time, on July 10, 2004.

                                   ARTICLE II

                      SALE AND TRANSFER OF SHARES; CLOSING

     Section 2.1     Shares.  Subject to the terms and conditions of this
                     ------
Agreement, at the Closing, Sellers will sell and transfer the Shares to Buyer, and Buyer will purchase the Shares from Sellers.

     Section 2.2     Purchase Price.  In consideration of the sale, assignment,
                     --------------
conveyance and delivery by Sellers of the Shares to Buyer, Buyer shall pay the amounts set forth in this Section 2.2 (collectively, the "Purchase Price") as
                                                          --------------
follows:

          (a)     Buyer shall pay to Sellers $6,000,000 (the "Closing Date
                                                              ------------
Purchase Price") on the Closing Date.
--------------

          (b)     Buyer shall pay to Sellers $2,254,320 (the "Deferred Purchase
                                                              -----------------
Price") on the second anniversary of the Closing Date (which amount shall be
-----
allocated among the Sellers in proportion to each Sellers' pro rata share as set forth on Schedule 1), provided, however, Buyer shall offset against the Deferred
         ----------   --------  -------
Purchase Price the amount of any claims for Losses made pursuant to Section 10.1 of this Agreement, which in the aggregate is not to exceed the Initial Indemnification Cap (as defined in Section 10.4 of this Agreement), asserted and still existing on the second anniversary of the Closing Date.

          (c) Upon the earlier of October 31, 2005 or the date of the elimination of the lease expense and all payroll expenses (other than payroll expenses for employees retained by Buyer) related to the Fairfield Facility, Buyer shall pay $1,000,000 as follows:

               (i) $500,000 shall be paid to (or at the direction of) the Principal Shareholders as follows: $250,000 to WFC; $100,000 to NW; $100,000 to JCP and $50,000 to be distributed among such employees of the Acquired Companies as are designated by WFC in his sole discretion; and

               (ii) $500,000 shall be paid to the Sellers (which amount shall be allocated among the Sellers in proportion to each Sellers' pro rata share as set forth on Schedule 1).
                      ----------

          (d) All Purchase Price payments required under this Section 2.2 shall be made by wire transfer of immediately available funds on the applicable payment date.

     Section 2.3     Closing.  The purchase and sale (the "Closing") provided
                     -------                               -------
for in this Agreement will take place at the offices of McCarter & English, LLP at Four Gateway Center, 100 Mulberry Street, Newark, New Jersey 07102 at 10:00 a.m. (local time) within three (3) business days following the completion of all conditions specified in Articles VII and VIII hereof, or at such other time and place as the Parties may agree.

     Section 2.4     Closing Obligations.  At the Closing:
                     -------------------

          (a)     Principal Shareholders will deliver to Buyer:

               (i) certificates representing the Shares, duly endorsed (or accompanied by duly executed stock powers) for transfer to Buyer and in the case of all shareholders of Entran SA, duly executed stock transfer forms ("orders de movement") and related tax declarations in respect of all Shares owned by them of Entran SA;

               (ii) transmittal letters executed by each Seller (collectively, the "Transmittal Letters");
                    -------------------

               (iii)     releases in the form attached hereto as Exhibit A,
                                                                 ---------
executed by each Principal Shareholder (collectively, the "Principal
                                                           ---------
Shareholders' Releases");
----------------------

               (iv) a consulting agreement in the form attached hereto as Exhibit B, executed by WFC (the "Consulting Agreement");
---------                        --------------------

               (v) noncompetition agreements in the form attached hereto as Exhibit C, executed by each of WFC, JCP and NW (collectively, the
---------
"Noncompetition Agreements");
--------------------------

               (vi) all Consents (including, without limitation, all Consents required under any Applicable Contract) necessary to be obtained in order to consummate the sale and transfer of the Shares pursuant to this Agreement and the consummation of the Contemplated Transactions;

               (vii) a certificate executed by Principal Shareholders certifying that each of Principal Shareholders' and Sellers' representations and warranties in this Agreement was accurate in all material respects as of the date of this Agreement and is accurate in all material respects as of the Closing Date as if made on the Closing Date (giving full effect to any supplements to the Disclosure Schedule that were delivered by the Principal Shareholders to Buyer prior to the Closing Date in accordance with Section 5.4); and

               (viii) evidence satisfactory to Buyer that the Principal Shareholders have caused Entran Devices to achieve Compliance with ISRA with respect to the Fairfield Facility in accordance with the provisions of Section
5.6 hereof.

          (b)     Buyer will deliver to Sellers:

               (i)     the Closing Date Purchase Price, as provided in Section
2.2(a);

               (ii) a certificate executed by Buyer certifying that, each of Buyer's representations and warranties in this Agreement was accurate in all material respects as of the date of this Agreement and is accurate in all material respects as of the Closing Date as if made on the Closing Date; and

               (iii)     the Consulting Agreement, executed by Buyer.

                                   ARTICLE III

          REPRESENTATIONS AND WARRANTIES OF THE PRINCIPAL SHAREHOLDERS

     The Principal Shareholders severally (in accordance with Section 10.10) represent and warrant to Buyer (and in the case of Section 3.3, each of the Sellers represents and warrants to the Buyer) as follows:

     Section 3.1     Organization and Good Standing.
                     ------------------------------

          (a) Section 3.1 of the Disclosure Schedule contains a complete and accurate list for each Acquired Company of its name, its jurisdiction of incorporation, other jurisdictions in which it is authorized to do business, and its capitalization (including the identity of each stockholder and the number of shares held by each). Each Acquired Company is a corporation duly organized, validly existing, and in good standing under the laws of its jurisdiction of incorporation, with full corporate power and authority to conduct its business as it is now being conducted, to own or use the properties and assets that it purports to own or use, and to perform all its obligations under Applicable Contracts. Each Acquired Company is duly qualified to do business as a foreign corporation and is in good standing under the laws of each state or other jurisdiction in which either the ownership or use of the properties and assets owned or used by it, or the nature of the activities conducted by it, requires such qualification. Entran Limited is a UK company which has been dormant since January 2004.

          (b) The Principal Shareholders have delivered to Buyer copies of the Organizational Documents of each Acquired Company, as currently in effect.

     Section 3.2     Authority; No Conflict.
                     ----------------------

          (a) This Agreement constitutes the legal, valid, and binding obligation of Principal Shareholders, enforceable against Principal Shareholders in accordance with its terms, except insofar as enforcement may be limited by bankruptcy, insolvency, or other laws affecting generally the enforceability of creditors' rights and by limitations on the availability of equitable remedies. Upon the execution and delivery by the Principal Shareholders of the Consulting Agreement, the Principal Shareholders' Releases and the Noncompetition Agreements (collectively, the "Principal Shareholders' Closing Documents"), the
                               -----------------------------------------
Principal Shareholders' Closing Documents will constitute the legal, valid, and binding obligations of the Principal Shareholders, enforceable against the Principal Shareholders in accordance with their respective terms, except insofar as enforcement may be limited by bankruptcy, insolvency, or other laws affecting generally the enforceability of creditors' rights and by limitations on the availability of equitable remedies. Each Seller (i) has the full power and authority to own the Shares owned by it and (ii) has the absolute and unrestricted right, power, authority, and capacity to execute and deliver this Agreement and each of the Principal Shareholders' Closing Documents to which it is a party and to perform its obligations under this Agreement and each of the Principal Shareholders' Closing Documents to which it is a party.

          (b) Except as set forth in Section 3.2 of the Disclosure Schedule, neither the execution and delivery of this Agreement nor the consummation or performance of any of the Contemplated Transactions will, directly or indirectly (with or without notice or lapse of time):

               (i)     contravene, conflict with, or result in a violation of
(A) any provision of the Organizational Documents of the Acquired Companies, or
(B) any resolution adopted by the board of directors or the stockholders of any Acquired Company;

               (ii) contravene, conflict with, or result in a violation of, or give any Governmental Body or other Person the right to challenge any of the Contemplated Transactions or to exercise any remedy or obtain any relief under, any Legal Requirement or any Order to which any Acquired Company or any Seller, or any of the assets or properties owned or used by any Acquired Company, may be subject;

               (iii) contravene, conflict with, or result in a violation of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate, or modify, any Governmental Authorization that is held by any Acquired Company or that otherwise relates to the business of, or any of the assets owned or used by, any Acquired Company;

               (iv) cause Buyer or any Acquired Company to become subject to, or to become liable for the payment of, any Tax (other than French registration tax applicable solely to share transfers and payable by Buyer);

               (v) contravene, conflict with, or result in a violation or breach of any provision of, or give any Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate, or modify, any Applicable Contract; or

               (vi) result in the imposition or creation of any Encumbrance upon or with respect to any of the assets or properties owned or used by any Acquired Company.

          (c) Except as set forth in Section 3.2 of the Disclosure Schedule, no Seller or Acquired Company is or will be required to give any notice to or obtain any Consent from any Person in connection with the execution and delivery of this Agreement or the consummation or performance of any of the Contemplated Transactions.

     Section 3.3     Capitalization.  The authorized equity securities of Entran
                     --------------
Devices consists of 200 shares of common stock, without par value, of which 104 shares are issued and outstanding. The equity securities of Entran SA consist of 1000 shares of common stock, par value 300 per share, all of which are issued and outstanding. The Shares constitute all of the issued and outstanding equity securities of Entran Devices and Entran SA. Sellers are and will be on the Closing Date the record and beneficial owners and holders of the Shares, free and clear of all Encumbrances and each Seller has the right to sell and transfer the Shares owned by it to Buyer hereunder. Each Seller owns the number of shares set forth opposite such Seller's name in Section 3.1 of the Disclosure Schedule. With the exception of the Shares (all of which are owned by Sellers), all of the outstanding equity securities and other securities of each Acquired Company are owned of record and beneficially by one or more of the Acquired Companies, free and clear of all Encumbrances. No legend or other reference to any purported Encumbrance appears upon any certificate representing equity securities of any Acquired Company. All of the outstanding equity securities of each Acquired Company have been duly authorized and validly issued and are fully paid and nonassessable. There are no Contracts relating to the issuance, sale, or transfer of any equity securities or other securities of any Acquired Company. None of the outstanding equity securities or other securities of any Acquired Company was issued in violation of the Securities Act or any other Legal Requirement. No Acquired Company owns, or has any Contract to acquire, any equity securities or other securities of any Person (other than Acquired Companies) or any direct or indirect equity or ownership interest in any other business.

     Section 3.4     Financial Statements.
                     --------------------

          (a)     Attached as Schedule 3.4(a)(i) are the unaudited balance
                              ------------------
sheets of the Acquired Companies at and as of September 30, 2001, 2002, and 2003 and the related unaudited statements of operations and stockholders' equity, for each of the three consecutive fiscal years ended September 30, 2003. Attached as Schedule 3.4(a)(ii) are the unaudited balance sheets of the Acquired
   -------------------
Companies at and as of March 31, 2004 (the "Interim Balance Sheet") and the
                                            ---------------------
related unaudited statements of operations and stockholders' equity for the six months then ended.

          (b) The financial statements of Entran Devices attached hereto pursuant to Section 3.4(a) have been prepared in accordance with GAAP and the financial statements of Entran SA and its Subsidiaries attached hereto pursuant to Section 3.4(a) have been prepared in accordance with the generally accepted accounting principles in their respective jurisdictions. Each such financial statement gives a true and fair view of the financial state of affairs, financial situation and assets and liabilities of the Acquired Companies for the period concerned.


     Section 3.5     Books and Records.  The books of account, minute books,
                     -----------------
stock record books, and other records of the Acquired Companies, all of which have been made available to Buyer, are complete and correct in all material respects and have been maintained in accordance with sound business practices, including the maintenance of an adequate system of internal controls. The minute books of the Acquired Companies contain accurate and complete records of all meetings held of, and corporate action taken by, the stockholders, the Boards of Directors, and committees of the Boards of Directors of the Acquired Companies. At the Closing, all of those books and records will be in the possession of the Acquired Companies.

     Section 3.6     Title to Properties; Encumbrances.
                     ---------------------------------

     Section 3.6 of the Disclosure Schedule contains an accurate list of all real property, leaseholds, or other real property interests therein owned by any Acquired Company. The Acquired Companies own (with good and marketable title in the case of real property) all the properties and assets (whether real, personal, or mixed and whether tangible or intangible) that they purport to own, including all of the properties and assets reflected in the Balance Sheet and the Interim Balance Sheet (except for personal property sold since the date of the Balance Sheet and the Interim Balance Sheet, as the case may be, in the ordinary course of business, consistent with past practice), and all of the properties and assets purchased or otherwise acquired by the Acquired Companies since the date of the Balance Sheet (except for personal property acquired and sold since the date of the Balance Sheet in the ordinary course of business, consistent with past practice). All material properties and assets reflected in the Balance Sheet and the Interim

Balance Sheet are free and clear of all Encumbrances, except as disclosed in
Section 3.6 of the Disclosure Schedule. The Acquired Companies hold valid and binding lease agreements for all property which is used in and material to the operation of the Acquired Companies and which is not owned by the Acquired Companies.


     Section 3.7     Condition and Sufficiency of Assets.  Except as set forth
                     -----------------------------------
in Section 3.7 of the Disclosure Schedule, the buildings, plants, structures, and equipment of the Acquired Companies are structurally sound, are in good operating condition and repair, and are adequate for the uses to which they are being put, and none of such buildings, plants, structures, or equipment is in need of maintenance or repairs except for ordinary, routine maintenance and repairs that are not material in nature or cost.

     Section 3.8     Accounts Receivable.  All accounts receivable of the
                     -------------------
Acquired Companies that are reflected on the 2003 Balance Sheet or the Interim Balance Sheet or on the accounting records of the Acquired Companies as of the Closing Date (collectively, the "Accounts Receivable") represent or will
                                 -------------------
represent valid obligations arising from sales actually made or services actually performed in the ordinary course of business. Unless paid prior to the Closing Date, the Accounts Receivable are or will be as of the Closing Date current and collectible net of the respective reserves shown on the Interim Balance Sheet or on the accounting records of the Acquired Companies as of the Closing Date (which reserves are adequate and calculated consistent with past practice). To the Knowledge of the Principal Shareholders, there is no contest, claim, or right of set-off, other than returns in the ordinary course of business, under any Contract with any obligor of an Accounts Receivable relating to the amount or validity of such Accounts Receivable. Section 3.8 of the Disclosure Schedule contains a complete and accurate list of all Accounts Receivable as of the date of the Interim Balance Sheet, which list sets forth the aging of such Accounts Receivable.

     Section 3.9     Inventory.  All inventory of the Acquired Companies,
                     ---------
whether or not reflected in the 2003 Balance Sheet or the Interim Balance Sheet, consists of a quality and quantity usable and salable in the ordinary course of business, except for obsolete items and items of below-standard quality, all of which have been written off or written down to net realizable value in the 2003 Balance Sheet or the Interim Balance Sheet or on the accounting records of the Acquired Companies as of the Closing Date, as the case may be, all in accordance with customary practice of the Acquired Companies, other than approximately $250,000 of inventory which the Acquired Companies believe are obsolete and unsalable. All inventories not written off have been priced at the lower of cost or market value. The quantities of each item of inventory (whether raw materials, work-in-process, or finished goods) are not excessive, but are reasonable in the present circumstances of the Acquired Companies and in accordance with customary practice of the Acquired Companies.

     Section 3.10     No Undisclosed Liabilities.  Except as set forth in
                      --------------------------
Section 3.10 of the Disclosure Schedule, the Acquired Companies have no material liabilities or obligations of any nature (whether known or unknown and whether absolute, accrued, contingent, or otherwise) except for liabilities or obligations reflected or reserved against in the 2003 Balance Sheet or the Interim Balance Sheet and current liabilities incurred in the ordinary course of business, consistent with past practice, since the respective dates thereof.

     Section 3.11     Tax Matters.
                      -----------

     Except as set forth in Section 3.11 of the Disclosure Schedule, each of the Acquired Companies has accurately prepared and filed all Tax Returns required to be filed prior to the date of this Agreement. All such returns are true and correct in all material respects. Any Tax required to be paid or withheld with respect to the periods covered by such returns and statements have been paid or withheld. The liabilities for unpaid Taxes shown on the Balance Sheet and the Interim Balance Sheet are and will be sufficient to pay all Taxes accrued through the date thereof. No Tax liability will be incurred by the Acquired Companies as a result of the Contemplated Transactions. Except as set forth in
Section 3.11 of the Disclosure Schedule, none of the Acquired Companies has been delinquent in the payment of any Tax, or in the filing of any Tax Return, and the Acquired Companies have not requested any extension of time in which to file any Tax Return. Except as described in Section 3.11 of the Disclosure Schedule,
(i) none of the Acquired Companies has had any Tax deficiency proposed or assessed against it; (ii) no audit of any Tax Return of any of the Acquired Companies is in progress or Threatened; and (iii) no waiver or agreement by an Acquired Company is in force for the extension of time for the assessment or payment of any Tax. To the Knowledge of the Principal Shareholders and the Acquired Companies, no claim has ever been made by any Governmental Body in a jurisdiction where an Acquired Company does not file Tax Returns that it is or may be subject to taxation by that jurisdiction. There are no security interests on any of the assets of the Acquired Companies that arose in connection with any failure (or alleged failure) to pay any Tax. The Acquired Companies are not party to or bound by any tax sharing agreement.

     Section 3.12     No Material Adverse Change.  Since the date of the 2003
                      --------------------------
Balance Sheet, there has not been any material adverse change in the business, operations, properties, assets, liabilities, or condition of any Acquired Company, and to the Knowledge of the Principal Shareholders, no event has occurred that may result in such a material adverse change.

     Section 3.13     Employee Benefit Plans.
                      ----------------------

          (a) Section 3.13 of the Disclosure Schedule contains a true and complete list of each bonus, deferred compensation, incentive compensation, stock purchase, stock option, severance or termination pay, hospitalization or other medical, dental, life or other insurance, supplemental unemployment benefits, profit-sharing, 401(k), pension, or retirement plan, program, agreement or arrangement, and each other employee benefit plan, program, agreement or arrangement, sponsored, maintained or contributed to or required to be contributed to by any Acquired Company or by any trade or business, whether or not incorporated (an "ERISA Affiliate"), that together with any Acquired
                         ---------------
Company would be deemed a "single employer" within the meaning of Section 4001(b) (l) of ERISA, for the benefit of any employee or former employee of any Acquired Company, whether formal or informal and whether legally binding or not (the "Employee Benefit Plans"). Section 3.13 of the Disclosure Schedule
      ----------------------
identifies each of the Employee Benefit Plans that is an "employee welfare benefit plan" or "employee pension benefit plan" as such terms are defined in Sections 3(1) and 3(2) of ERISA (such plans being hereinafter referred to collectively as the "ERISA Plans").
                     -----------

          (b) With respect to each of the ERISA Plans, Entran Devices has made available to Buyer true current, and complete copies of each of the following documents: (i) a copy of each ERISA Plan (including all amendments thereto); (ii) the annual report on Form 5500 and accompanying schedules attached thereto, for the last three years; (iii) the actuarial report, if required under ERISA, with respect to each such ERISA Plan for the last three years; (iv) the most recent summary plan description for each ERISA Plan for which a summary plan description is required; (v) the most recent determination letter received from the Internal Revenue Service with respect to each ERISA Plan that is intended to be qualified under Section 401 of the Code, and any outstanding requests for determination letters; and (vi) each trust, custodial, insurance or service agreement relating to any ERISA Plan.

          (c) Except as set forth in Section 3.13 of the Disclosure Schedule, none of Acquired Companies, any ERISA Affiliate, any of the ERISA Plans, any trust created thereunder or any trustee or administrator thereof has engaged in a transaction or has taken or failed to take action in connection with which any Acquired Company, any ERISA Affiliate, any of the ERISA Plans, any such trust, any trustee or administrator thereof, or any party dealing with the ERISA Plans or any such trust could be subject to either a civil penalty assessed pursuant to Sections 409 or 502(i) of ERISA or a tax imposed pursuant to Sections 4975, 4976, or 4980B of the Code.

          (d) Except as set forth in Section 3.13 of the Disclosure Schedule, each of the ERISA Plans has been and is operated and administered in all material respects in accordance with its terms and applicable Legal Requirements. Each Acquired Company and all of the ERISA Plans are in compliance in all material respects with applicable requirements of the Code, ERISA, and any foreign laws and any Legal Requirement, including, but not limited to, the requirements as to the filing of all reports and the disclosures required to be filed or furnished to Governmental Bodies, participants and beneficiaries of any such ERISA Plan.

          (e) Each ERISA Plan intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the IRS as to its qualification under the Code (or such a letter has been or will be applied for prior to expiration of the applicable remedial amendment period), no such determination letter has been revoked and, to the Knowledge of the Principal Shareholders and the Acquired Companies, nothing has occurred, whether action or failure to act, which would cause the loss of such qualification or which would result, or is likely to result, in material costs to any Acquired Company under the Internal Revenue Service's Employee Plans Compliance Resolution System.

          (f) Except as set forth on Section 3.13 of the Disclosure Schedule, with respect to each ERISA Plan or Employee Benefit Plan which is an employee pension benefit plan as defined in ERISA, (i) all required contributions which are due for all periods ending prior to or as of the Closing have been timely made, and (ii) all such contributions which are not due as of the Closing have been properly accrued to the extent required by GAAP.

          (g) Except as set forth in Section 3.13 of the Disclosure Schedule, there are no actions, suits, claims or investigations (other than routine claims for benefits in the ordinary course of business) pending, or to the Knowledge of the Principal Shareholders and the Acquired Companies, threatened, with respect to any ERISA Plan or Employee Benefit Plan and any fiduciary or service provider of any ERISA Plan or Employee Benefit Plan and to the Knowledge of the Principal Shareholders and the Acquired Companies, there are no facts which could give rise to any such actions, suits, claims or investigations (other than routine claims for benefits in the ordinary course of business).

          (h) Except as set out in Section 3.13 of the Disclosure Schedule, neither the Acquired Companies nor any ERISA Affiliate contributes or is obligated to contribute or has ever been obligated to contribute to a "multiemployer plan" within the meaning of Sec. 4001(a)(3) of ERISA.

          (i) Except as set forth on Section 3.13 of the Disclosure Schedule, no plan, agreements, understandings or arrangement exists that could result in the payment to any current or former employee, director or consultant of any Acquired Company of any money or other property rights or accelerate or provide any other rights or benefits to any such Person as a result of (i) the transactions contemplated herein (whether or not such payment, acceleration, or provision would constitute a "parachute payment" (within the meaning of Section 280G of the Code) or whether or not some other subsequent action or event would be required to cause such payment, acceleration or provision to be triggered) or
(ii) the severance, termination or resignation of any such Person.

          (j) Except as set forth in Section 3.13 of the Disclosure Schedule, no communication, report or disclosure has been made within the last five years which, at the time made, did not accurately reflect the material terms and operations of any Employee Benefit Plan.

          (k) Entran Devices and each ERISA Plan which is a "group health plan" (as such term is defined in Code Sec. 5000(b)(1) and ERISA Sec. 607(1)) comply and have complied with the applicable requirements of Code Sec. 4980B, ERISA Sec.Sec. 601-609 and the applicable provisions of the U.S. Social Security Act. Neither The Acquired Companies nor any ERISA Affiliate maintains, contributes to or has any liability or obligation with respect to an employee welfare benefit plan that provides health or life insurance or other benefits for current or future retired or terminated employees or directors (or any spouse or dependents thereof), other than required by applicable Legal Requirements.

     Section 3.14     Compliance with Legal Requirements; Governmental
                      ------------------------------------------------
Authorizations.
--------------

          (a) Except as set forth in Section 3.14 of the Disclosure Schedule, each Acquired Company is, and at all times since January 1, 1999 has been, in material compliance with each Legal Requirement that is or was applicable to it or to the conduct or operation of its business or the ownership or use of any of its assets.

          (b) Section 3.14 of the Disclosure Schedule contains a complete and accurate list of each material Governmental Authorization that is held by any Acquired Company or that otherwise relates to the business of, or to any of the assets owned or used by, any Acquired Company. Each Governmental Authorization listed or required to be listed in Section 3.14 of the Disclosure
Schedule is valid and in full force and effect.  Except as set forth in Section
3.14 of the Disclosure Schedule, each Acquired Company is, and at all times since January 1, 1999 has been, in full compliance with all of the terms and requirements of each Governmental Authorization identified or required to be identified in Section 3.14 of the Disclosure Schedule.

          (c) The Governmental Authorizations listed in Section 3.14 of the Disclosure Schedule collectively constitute all of the Governmental Authorizations necessary to permit the Acquired Companies to lawfully conduct and operate their businesses in the manner they currently conduct and operate such businesses and to permit the Acquired Companies to own and use their assets in the manner in which they currently own and use such assets.

     Section 3.15     Legal Proceedings; Orders.
                      -------------------------

          (a) Except as set forth in Section 3.15 of the Disclosure Schedule, there is no pending Proceeding:

               (i) that has been commenced by or against any Acquired Company or that otherwise relates to or may affect the business of, or any of the assets owned or used by, any Acquired Company; or

               (ii) that challenges, or that, if successful against one of the Acquired Companies, would have the effect of preventing, materially delaying, making illegal, or otherwise interfering with, any of the Contemplated Transactions. Except as set forth on Section 3.15 of the Disclosure Schedule, to the Knowledge of the Principal Shareholders and the Acquired Companies no such Proceeding has been Threatened.

          (b)     Except as set forth in Section 3.15 of the Disclosure
Schedule:

               (i) there is no Order to which any of the Acquired Companies, or any of the assets owned or used by any Acquired Company, is subject; and

               (ii) Principal Shareholders are not subject to any Order that relates to the business of, or any of the assets owned or used by, any Acquired Company.

     Section 3.16     Absence of Certain Changes and Events.  Except as set
                      -------------------------------------
forth in Section 3.16 of the Disclosure Schedule, since the date of the 2003 Balance Sheet, the Acquired Companies have conducted their businesses only in the ordinary course of business, consistent with past practice, and there has not been any:

          (a) change in any Acquired Company's authorized or issued capital stock; grant of any stock option or right to purchase shares of capital stock of any Acquired Company; issuance of any security convertible into such capital stock; grant of any registration rights; purchase, redemption, retirement, or other acquisition by any Acquired Company of any shares of any such capital stock; or declaration or payment of any dividend or other distribution or payment in respect of shares of capital stock;

          (b)     amendment to the Organizational Documents of any Acquired
Company;

          (c) payment or increase by any Acquired Company of any bonuses, salaries, or other compensation to any stockholder, director, officer, or, except in the ordinary course of business consistent with past practice, employee or entry into any employment, severance, or similar Contract with any director, officer, or employee;

          (d) adoption of, or increase in the payments to or benefits under, any profit sharing, bonus, deferred compensation, savings, insurance, pension, retirement, or other employee benefit plan for or with any employees of any Acquired Company;

          (e) damage to or destruction or loss of any asset or property of any Acquired Company, whether or not covered by insurance, materially and adversely affecting the properties, assets, business, financial condition, or prospects of the Acquired Companies, taken as a whole;

          (f) entry into, termination of, or receipt of notice of termination of (i) any license, distributorship, dealer, sales representative, joint venture, credit, or similar agreement, or (ii) any Contract or transaction involving a total remaining commitment by or to any Acquired Company of at least $25,000;

          (g) sale (other than sales of inventory in the ordinary course of business, consistent with past practice), lease, or other disposition of any asset or property of any Acquired Company or mortgage, pledge, or imposition of any lien or other Encumbrance on any material asset or property of any Acquired Company, including the sale, lease, or other disposition of any of the Acquired Companies' Proprietary Rights;

          (h) cancellation or waiver of any claims or rights with a value to any Acquired Company in excess of $25,000;

          (i) material change in the accounting methods used by any Acquired Company; or

          (j) agreement, whether oral or written, by any Acquired Company to do any of the foregoing.

     Section 3.17     Contracts; No Defaults.
                      ----------------------

          (a) Section 3.17(a) of the Disclosure Schedule contains a complete and accurate list, and the Principal Shareholders have delivered to Buyer true and complete copies, of:

               (i) each Applicable Contract that involves performance of services or delivery of goods or materials by one or more Acquired Companies of an amount or value in excess of $25,000;

               (ii) each Applicable Contract that was not entered into in the ordinary course of business and that involves expenditures or receipts of one or more Acquired Companies in excess of $25,000;

               (iii) each lease, rental or occupancy agreement, license, installment and conditional sale agreement, and other Applicable Contract affecting the ownership of, leasing of, title to, use of, or any leasehold or other interest in, any real or personal property (except personal property leases and installment and conditional sales agreements having a value per item or aggregate payments of less than $10,000 and with terms of less than one year);

               (iv) each licensing agreement or other Applicable Contract with respect to patents, trademarks, service marks, copyrights, or other intellectual property, including agreements with current or former employees, consultants, or contractors regarding the appropriation or the non-disclosure of any of the Acquired Companies' Proprietary Rights;

               (v) each collective bargaining agreement and other Applicable Contract to or with any labor union or other employee representative of a group of employees;

               (vi) each joint venture, partnership, and other Applicable Contract (however named) involving a sharing of profits, losses, costs, or liabilities by any Acquired Company with any other Person;

               (vii) each Applicable Contract containing covenants that in any way purport to restrict the business activity of any Acquired Company or any Affiliate of an Acquired Company or limit the freedom of any Acquired Company or any Affiliate of an Acquired Company to engage in any line of business or to compete with any Person;

               (viii) each Applicable Contract providing for payments to or by any Person based on sales, purchases, or profits, other than direct payments for goods;

               (ix) each power of attorney that is currently effective and outstanding;

               (x) each Applicable Contract entered into other than in the ordinary course of business that contains or provides for an express undertaking by any Acquired Company to be responsible for consequential damages;

               (xi) each Applicable Contract for capital expenditures in excess of $25,000;

               (xii) each written warranty, guaranty, and or other similar undertaking with respect to contractual performance extended by any Acquired Company other than in the ordinary course of business; and

               (xiii) each amendment, supplement, and modification (whether oral or written) in respect of any of the foregoing.

          (b) Except as set forth in Section 3.17(b) of the Disclosure Schedule, to the Knowledge of the Principal Shareholders and the Acquired Companies, no officer, director, agent, employee, consultant, or contractor of any Acquired Company is bound by any Contract that purports to limit the ability of such officer, director, agent, employee, consultant, or contractor to: (i) engage in or continue any conduct, activity, or practice relating to the business of any Acquired Company; or (ii) assign to any Acquired Company or to any other Person any rights to any invention, improvement, or discovery.

          (c) Except as set forth in Section 3.17(c) of the Disclosure Schedule, each Contract identified or required to be identified in Section 3.17(a) of the Disclosure Schedule is in full force and effect and is valid and enforceable in accordance with its terms.

          (d) To the Knowledge of the Principal Shareholders and the Acquired Companies, except as set forth in Section 3.17(d) of the Disclosure Schedule, no event has occurred or circumstance exists that (with or without notice or lapse of time) may contravene, conflict with, or result in a violation or breach of, or give any Acquired Company or other Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate, or modify any contract identified in
Section 3.17(a) of the Disclosure Schedule.

          (e) Except as set forth in Section 3.17(a) of the Disclosure Schedule, none of the Acquired Companies is party to an agency agreement, has terminated an agency agreement giving rise to an outstanding liability or is obliged to enter into any such agreement. None of the distribution agreements which are set forth in Section 3.17(a) of the Disclosure Schedule are likely to be requalified into an agency agreement as defined by EU Legal Requirements.

     Section 3.18     Insurance.
                      ---------

          (a) Section 3.18 of the Disclosure Schedule lists all material policies or binders of fire, liability (including product liability), worker's compensation, vehicular, casualty, title or other insurance held by or on behalf of any Acquired Company (specifying the insurer, the policy number or covering note number with respect to binders and describing each pending claim thereunder other than routine claims for coverage under a group medical plan insurance policy).

          (b) All policies described in Section 3.18 of the Disclosure Schedule (i) are valid, outstanding and enforceable policies, and (ii) except as listed in Section 3.18 of the Disclosure Schedule, will not be affected by, terminate, or lapse by reason of, the Contemplated Transactions. No Acquired Company is in default with respect to any provision contained in any policy described in Section 3.18 of the Disclosure Schedule or has failed to give any material notice or present any material claim under any such policy in a due and timely fashion. Except for claims set forth in Section 3.18 of the Disclosure Schedule and routine medical claims, there are no outstanding unpaid claims under any such policy.

          (c) Except as set forth in Section 3.18 of the Disclosure Schedule, to the Knowledge of the Principal Shareholders and the Acquired Companies, no Acquired Company has received a notice of cancellation or non-renewal of any insurance policy or binder described in Section 3.18 of the Disclosure Schedule and there is no failure to pay premiums when due or other similar state of facts which would form the basis for termination of any insurance described in Section 3.18 of the Disclosure Schedule.

     Section 3.19     Environmental Matters.
                      ---------------------

          (a)     Environmental Permits.  Each Acquired Company possesses all
                  ---------------------
Environmental Permits which it has reasonably determined to be necessary in order to conduct its business as it is now being conducted. A true and complete copy of each Environmental Permit issued to each Acquired Company has been delivered to Buyer. Each Environmental Permit issued to the Acquired Companies is in full force and effect. Each Acquired Company is in compliance with all material requirements, terms, and provisions of the Environmental Permits issued to such Acquired Company and has filed on a timely basis (and updated as required) all reports, notices, applications, or other documents required to be filed pursuant to the Environmental Permits. Section 3.19(a) of the Disclosure Schedule lists all of the Environmental Permits issued to or held by the Acquired Companies. The Acquired Companies shall utilize their Best Efforts to have any Environmental Permits that will expire or otherwise become ineffective on or before the Closing Date to be renewed or reissued prior to the Closing Date so as to allow Buyer to continue the Business without interruption after the Closing Date. Entran SA is carrying out a non-polluting activity and does not store, transport or dispose of any Hazardous Substance and is not presently subject to any Environmental Permit under French or EU Laws.

          (b)     Compliance With Environmental Laws.  Each Acquired Company is,
                  ----------------------------------
and at all times has been, in compliance with all Environmental Permits and Environmental Laws applicable to its business, assets, and properties (including the Facilities) except where the failure to be in compliance would not, individually or in the aggregate, reasonably be expected to result in a material adverse effect on the business, properties, assets, liabilities, operations, condition (financial or otherwise), results of operations, or prospects of such Acquired Company or the Acquired Companies taken as a whole.

          (c)     Reports, Disclosures and Notifications.  Since January 1,
                  --------------------------------------
1999, each Acquired Company has filed on a timely basis (and updated as required) all reports, disclosures, notifications, applications, pollution prevention, stormwater prevention or discharge prevention or response plans or other emergency or contingency plans required to be filed under Environmental Laws, including (with respect to Entran Devices) Title III of the Superfund Amendments and Reauthorization Act, 42 U.S.C. Sec.11001 et seq., except where
                                                        -- ---
such failure to do so would not, individually or in the aggregate, result in, or reasonably be expected to result in, a material adverse effect on the business, properties, assets, liabilities, operations, condition (financial or otherwise), results of operations, or prospects of such Acquired Company or the Acquired Companies taken as a whole. Section 3.19(c) of the Disclosure Schedule lists all such reports, disclosures, notifications, applications, and plans filed by each Acquired Company under Environmental Laws. All such reports, disclosures, notifications, applications, and plans are true, accurate, and complete in all material respects.

          (d)     Notices.  None of the Acquired Companies has received any
                  -------
written or oral notice from any Governmental Body that any of the Acquired Companies or any of the Facilities:

               (i) is in violation of the requirements of any Environmental Permit or Environmental Laws;

               (ii) is the subject of any suit, claim, proceeding, demand, order, investigation, or request or demand for information arising under any Environmental Permit or Environmental Laws; or

               (iii) has actual or potential liability under any Environmental Laws, including CERCLA, RCRA, or any comparable state or local Environmental Laws.

          (e)     No Reporting or Remediation Obligations.  There are no
                  ---------------------------------------
Environmental Conditions arising out of or relating to any of the Acquired Companies, any of their respective businesses, or the use, operation or occupancy by any of the Acquired Companies of the Facilities that result or reasonably could be expected to result in: (i) any obligation of any Acquired Company to file any report or notice, to conduct any investigation, sampling or monitoring, or to effect any environmental cleanup or remediation, whether on-site or offsite; or (ii) liability, either to Governmental Bodies, including Environmental Authorities, or third parties, for damages (whether to person, property or natural resources), cleanup costs, or remedial costs of any kind or nature whatsoever.

          (f)     Encumbrances.  None of the Acquired Companies has received any
                  ------------
written or oral notice from any Governmental Body that a federal, state, local, or municipal governmental agency or authority, including any Environmental Authority, has obtained or asserted an Encumbrance upon any of the real property or any other property of any Acquired Company as a result of any Release, use, or cleanup of any Hazardous Substance for which any Acquired Company is legally responsible, nor has any such Release, use, or cleanup occurred which would be likely to result in the assertion or creation of such an Encumbrance.

          (g)     Storage, Transport or Disposal of Hazardous Substances.
                  ------------------------------------------------------

               (i) Except as set forth in Section 3.19 of the Disclosure Schedule, there is not now located on any of the real property of the Acquired Companies any areas or vessels used or intended for the treatment, storage, or disposal of Hazardous Substances, including drum storage areas, surface impoundments, incinerators, landfills, tanks, lagoons, ponds, waste piles, or deep well injection systems.

               (ii) With respect to each Acquired Company, Section 3.19(g)(ii) of the Disclosure Schedule sets forth a list of all arrangements by such Acquired Company since January 1, 1999 of transport for storage, treatment or disposal, by contract, agreement, or otherwise, of any Hazardous Substance at or to any location, including any location used for the treatment, storage, or disposal of Hazardous Substances. None of the locations identified in Section 3.19(g)(ii) of the Disclosure Schedule is listed on the National Priorities List or the Comprehensive Environmental Response Compensation and Liability Information System list or any equivalent or analogous federal or state list of contaminated properties.

     Section 3.20     Employees.
                      ---------

          (a) Section 3.20(a) of the Disclosure Schedule contains a complete and accurate list of the following information for each employee or director of the Acquired Companies, including each employee on leave of absence or layoff status: name; employer; job title; vacation accrued; and service credited for purposes of vesting and eligibility to participate under any Acquired Company's pension, retirement, profit-sharing, thrift-savings, deferred compensation, stock bonus, stock option, cash bonus, employee stock ownership (including investment credit or payroll stock ownership), severance pay, insurance, medical, welfare, or vacation plan, other Employee Benefit Plan, ERISA Plan, or defined benefit plan, or any other employee, executive, or director benefit plan.

          (b) To the Knowledge of the Principal Shareholders and the Acquired Companies, no employee or director of any Acquired Company is a party to, or is otherwise bound by, any agreement or arrangement, including any confidentiality, noncompetition, or proprietary rights agreement, between such employee or director and any other Person ("Proprietary Rights Agreement") that
                                            ----------------------------
in any way adversely affects or will affect (i) the performance of his duties as an employee or director of the Acquired Companies, or (ii) the ability of any Acquired Company to conduct its business, including any Proprietary Rights Agreement with Sellers or the Acquired Companies by any such employee or director.

          (c) Section 3.20(c) of the Disclosure Schedule contains a complete and accurate list of the following information for each retired employee or director of the Acquired Companies, or their dependents, receiving benefits or scheduled to receive benefits in the future: name; pension benefit; pension option election; retiree medical insurance coverage; retiree life insurance coverage; and other benefits.

          (d) No employee or director of any Acquired Company has the benefit of any right, in particular concerning length of notice period and dismissal compensation in excess of those resulting from Legal Requirements and applicable collective bargaining agreements. No employment contract in force between any of the Acquired Companies and any employee has been subject to any material amendment since the date of the 2003 Balance Sheet.

          (e) Except as set forth in Section 3.20 of the Disclosure Schedule, no employee or director of any Acquired Company is, as of the date hereof, under notice of resignation or dismissal and there exists no circumstance which may indicate that any executive employee or director of any Acquired Company has or is likely to resign.

          (f) All salary, commission, remuneration under any Employee Benefit Plan or other remuneration and reimbursement of expenses (including overtime, paid holiday etc.) due to the employees and directors of each of the Acquired Companies, as of the date hereof, have been duly and fully paid or provided for.

          (g) None of the Acquired Companies has any contingent or actual liability in respect of current or past employees or directors in respect of pension or related retirements benefits other than those required by Legal Requirements and the applicable collective bargaining agreements. Except as set forth in Section 3.15 of the Disclosure Schedule, none of the Acquired Companies is or may be liable to former employees or former directors with respect to any matter that have been brought against them by third parties in their capacities as employees or directors.

          (h) Entran SA is not obliged to the current fiscal year to elect and put in place a works council and a working conditions, security and hygiene council (CHSCT).

     Section 3.21     Labor Relations; Compliance.  Except as set forth in
                      ---------------------------
Section 3.21 of the Disclosure Schedule, since January 1, 1999, no Acquired Company has been or is a party to any collective bargaining or other labor Contract. Since January 1, 1999, there has not been, there is not presently pending or existing, and to the Knowledge of the Principal Shareholders and the Acquired Companies there is not Threatened, (a) any strike, slowdown, picketing, work stoppage, or employee grievance process, (b) any Proceeding against or affecting any Acquired Company relating to the alleged violation of any Legal Requirement pertaining to labor relations or employment matters, including any charge or complaint filed by an employee or union with the National Labor Relations Board, the Equal Employment Opportunity Commission, or any comparable Governmental Body, organizational activity, or other labor or employment dispute against or affecting any of the Acquired Companies or their premises, or (c) any application for certification of a collective bargaining agent. No event has occurred or circumstance exists that could provide the basis for any work stoppage or other labor dispute. The employees of the Acquired Companies have been informed and are fully aware, or will in due course be informed and made fully aware, of the Contemplated Transactions and there is no reason to believe that the Contemplated Transactions would give rise to any labor claim or dispute by at least any employees of any of the Acquired Companies. There is no lockout of any employees by any Acquired Company, and no such action is contemplated by any Acquired Company. Each Acquired Company has complied in all respects with all Legal Requirements relating to employment, equal employment opportunity, nondiscrimination, immigration, wages, hours, benefits, collective bargaining, redundancy, employees' representation, working time and overtime, the payment of social security and similar taxes, occupational safety and health, and plant closing. No Acquired Company is liable for the payment of any compensation, damages, taxes, fines, penalties, or other amounts, however designated, for failure to comply with any of the foregoing Legal Requirements.

     Section 3.22     Intellectual Property.
                      ---------------------

          (a) Section 3.22 of the Disclosure Schedule contains a complete and correct list and brief description of all Proprietary Rights owned by the Acquired Companies (separately listed for each Acquired Company) (collectively, the "Acquired Companies' Proprietary Rights"). The Acquired Companies own the
     --------------------------------------
entire right, title and interest in and to all of the Acquired Companies' Proprietary Rights. Except as set forth in Section 3.22 of the Disclosure Schedule, no Acquired Company is a party to any agreement by which it is granted a license or by which it grants a license on proprietary property owned by it or by which it agrees to maintain the secrecy or confidentiality of any proprietary information. The Acquired Companies' Proprietary Rights and the agreements listed in Section 3.22 of the Disclosure Schedule are all rights material to the operation and conduct of the business of each of the Acquired Companies as currently operated and conducted. None of the Acquired Companies' Proprietary Rights set forth in such Section 3.22 of the Disclosure Schedule are subject to any pending or Threatened challenge nor have the Acquired Companies received any notice or otherwise been advised that the foregoing are invalid or conflict with or infringe the asserted rights of others. To the Knowledge of the Principal Shareholders and the Acquired Companies, no third party is infringing any of the Acquired Companies' Proprietary Rights. No Acquired Company has any liability for, or has given indemnification for, patent infringement as to any equipment, materials, or supplies manufactured, used, or sold by it, other than in the ordinary course of business, consistent with past practice. To the Knowledge of the Principal Shareholders and the Acquired

Companies, none of the Acquired Companies has caused or allowed any of its trade secrets, know-how, or other confidential intellectual or intangible property rights to enter into the public domain.

          (b) The Acquired Companies have good and marketable title to all intangible property described in Section 3.22 of the Disclosure Schedule. Except as set forth in Section 3.22 of the Disclosure Schedule, none of the intangible property described in Section 3.22 of the Disclosure Schedule is subject to any Encumbrances.

          (c) The Acquired Companies have not granted to any other Persons the right to use any trademarks or service marks set forth in Section 3.22 of the Disclosure Schedule, or any variant thereof, singly or in combination with any other term, and no Persons otherwise using any such trademark or service mark, or any variant thereof, singly or in combination with any other term, have ever attempted to restrain any of the Acquired Companies from using such trademark or service mark or any variant thereof, singly or in combination with any other term.

     Section 3.23     Certain Payments.  Since January 1, 1999, no Acquired
                      ----------------
Company or director, officer, agent, or employee of any Acquired Company, or, to the Knowledge of the Principal Shareholders and the Acquired Companies, any other Person associated with or acting for or on behalf of any Acquired Company, has directly or indirectly (a) made, in violation of an applicable Legal Requirements or regulation of a Governmental Body having jurisdiction, any contribution, gift, bribe, rebate, payoff, influence payment, kickback, or other payment to any Person, private or public, regardless of form, whether in the form of money, property or services which, if not given in the past, might have had a material adverse effect on the business of the Acquired Companies, or which, if not continued in the future, might materially and adversely affect the business of the Acquired Companies following the Closing; or (b) established or maintained any fund or asset that has not been recorded in the books and records of the Acquired Companies.

     Section 3.24     Disclosure.
                      ----------

     No representation or warranty contained in this Article III and no statement in any Schedule related thereto contains any untrue statement of material fact or omits to state any material fact necessary to make the statements therein not misleading. To the Knowledge of the Principal Shareholders and the Acquired Companies, there is no impending change in the business of the Acquired Companies or in any Acquired Companies' competitors, relations with employees, suppliers or customers, that (a) has not been disclosed in the Disclosure Schedule and (b) has resulted in or is reasonably likely to result in any material adverse effect on the Business, operations, properties, assets, liabilities, condition (financial or otherwise) of the Acquired Companies.

     Section 3.25     Relationships with Related Persons.  No Seller or any
                      ----------------------------------
Related Person of Sellers or of any Acquired Company has, or since January 1, 2002 has had, any interest in any property (whether real, personal, or mixed and whether tangible or intangible), used in or pertaining to the Acquired Companies' businesses. No Seller or any Related Person of Sellers or of any Acquired Company is, or since January 1, 2002 has owned (of record or as a beneficial owner) an equity interest or any other financial or profit interest in, a Person that has (i) had business dealings or a material financial interest in any transaction with any Acquired Company other than business dealings or transactions conducted in the ordinary course of business with the Acquired Companies at substantially prevailing market prices and on substantially prevailing market terms, or (ii) engaged in competition with any Acquired Company with respect to any line of the products or services of such Acquired Company (a "Competing Business") in any
                                                  ------------------
market presently served by such Acquired Company (except for the ownership of less than one percent of the outstanding capital stock of any Competing Business that is publicly traded on any recognized exchange or in the over-the-counter market). Except as set forth in Section 3.25 of the Disclosure Schedule, no Seller or any Related Person of Sellers or of any Acquired Company is a party to any Contract with, or has any claim or right against, any Acquired Company.

     Section 3.26     Product Defects.  To the Knowledge of the Principal
                      ---------------
Shareholders and the Acquired Companies, there are no defects in the design, construction, or manufacture of any of the products or accessories manufactured, distributed, sold, leased or delivered by any Acquired Company which would adversely affect the performance and quality of such products or accessories. The design, specifications, drawings, and blueprints (the "Specifications")
                                                           --------------
describing the foregoing products and accessories fully and accurately describe all such products and accessories in the form and substance necessary and sufficient to permit their manufacture and to permit adequate quality control and assurance. All of such products and accessories are described by the Specifications. The Specifications do not infringe upon the rights of any Persons.

     Section 3.27     Product and Service Warranties.   Except as set forth in
                      ------------------------------
Section 3.27 of the Disclosure Schedule, each product manufactured, distributed, sold, leased, or delivered, and each service provided by, each Acquired Company has been in conformity with all applicable contractual commitments and all express and implied warranties. No Acquired Company has had any liability (and there is no basis for any present or future Proceeding against any Acquired Company that could give rise to any liability) for replacement or repair of any such product or service or other damages in connection therewith, subject to warranty claims in the ordinary course of business, as adjusted for the passage of time in accordance with the past custom and practice of such Acquired Company. Except as set forth in Section 3.27 of the Disclosure Schedule, no product manufactured, distributed, sold, leased, or delivered, and no service provided, by any Acquired Company is subject to any guaranty, warranty, or indemnity beyond the applicable standard terms and conditions of sale or lease.

     Section 3.28     Supplies and Equipment.  Except as set forth in Section
                      ----------------------
3.28 of the Disclosure Schedule, no Acquired Company has any problem in obtaining, in a timely manner and at market prices, any and all materials, supplies, equipment, and services used in its business and no Acquired Company has any reason to believe that its business may have problems with respect to the availability of such materials, supplies, equipment, and services. No customer or supplier of any Acquired Company has, with in the previous twelve
(12) months, cancelled or threatened to cancel or otherwise modify its relationship with such Acquired Company, except as would not be reasonably expected to have a material adverse effect on the business of the Acquired Companies.

     Section 3.29     Customers and Suppliers.  With respect to each of the two
                      -----------------------
fiscal years most recently completed prior to the date hereof, Section 3.29 of the Disclosure Schedule lists (i) the ten largest (by dollar volume) customers (a customer may consist of more than one division, company, facility or buying groups of a corporate entity or identity) of the Acquired Companies during each such period (showing the volume in dollars for each such period) and (ii) the ten largest (by dollar volume) suppliers of the Acquired Companies during each such period (showing the volume in dollars for each such period). Since the date of the Interim Balance Sheet, no customer or supplier listed in Section 3.29 of the Disclosure Schedule has notified any Acquired Company or any Seller, orally or in writing, of a likely material decrease in the volume of purchases from or sales to any Acquired Company, or a material decrease in the price that any such customer is willing to pay for products or services of any Acquired Company, or a material increase in the price that any such supplier will charge for products or services sold to any Acquired Company, or of the bankruptcy or liquidation of any such customer or supplier, the result of any of which will have a material adverse impact on the overall business of the Acquired Companies during the twenty-four (24) month period subsequent to Closing.

     Section 3.30     Bank Accounts.  With respect to each Acquired Company,
                      -------------
Section 3.30 of the Disclosure Schedule sets forth a complete and accurate list of all bank and/or brokerage accounts maintained in the name of such Acquired Company and a brief description of Persons having a power to sign on behalf of such Acquired Company with respect to each such account.

     Section 3.31     Brokers or Finders.  Principal Shareholders and the
                      ------------------
Acquired Companies and their respective agents have incurred no obligation or liability, contingent or otherwise, for any brokerage or finders' fees, agents' commissions, or any other similar payment in connection with this Agreement.

                                   ARTICLE IV

                     REPRESENTATIONS AND WARRANTIES OF BUYER

     Buyer represents and warrants to Principal Shareholders as follows:

          (a)     Organization And Good Standing.  Buyer is a corporation duly
                  ------------------------------
organized, validly existing, and in good standing under the laws of the State of New Jersey, with full corporate power and authority to conduct its business as it is now being conducted, to own or use the properties and assets that it purports to own or use. Buyer is duly qualified to do business as a foreign corporation and is in good standing under the laws of each state or other jurisdiction in which either the ownership or use of the properties and assets owned or used by it, or the nature of the activities conducted by it, requires such qualification.

          (b) Buyer has delivered to the Principal Shareholders copies of the Organizational Documents of Buyer, as currently in effect.

     Section 4.2     Authority; No Conflict.
                     ----------------------

          (a) This Agreement constitutes the legal, valid, and binding obligation of Buyer, enforceable against Buyer in accordance with its terms, except insofar as enforcement may be limited by bankruptcy, insolvency, or other laws affecting generally the enforceability of creditors' rights and by limitations on the availability of equitable remedies. Upon the execution and delivery by Buyer of the Consulting Agreement ( the "Buyer's Closing
                                                     ---------------
Documents"), the
---------

Buyer's Closing Documents will constitute the legal, valid, and binding obligations of Buyer, enforceable against Buyer in accordance with their respective terms, except insofar as enforcement may be limited by bankruptcy, insolvency, or other laws affecting generally the enforceability of creditors' rights and by limitations on the availability of equitable remedies. Buyer has the absolute and unrestricted right, power, and authority to execute and deliver this Agreement and the Buyer's Closing Documents and to perform its obligations under this Agreement and the Buyer's Closing Documents.

          (b) Except as set forth in Section 4.2 of the Disclosure Schedule, neither the execution and delivery of this Agreement by Buyer nor the consummation or performance of any of the Contemplated Transactions by Buyer will give any Person the right to prevent, delay, or otherwise interfere with any of the Contemplated Transactions pursuant to:

               (i)     any provision of Buyer's Organizational Documents;

               (ii) any resolution adopted by the board of directors or the stockholders of Buyer;

               (iii) any Legal Requirement or Order to which Buyer may be subject; or

               (iv) any Contract to which Buyer is a party or by which Buyer may be bound.

          (c) Except as set forth in Section 4.2 of the Disclosure Schedule, Buyer is not and will not be required to obtain any Consent from any Person in connection with the execution and delivery of this Agreement or the consummation or performance of any of the Contemplated Transactions.

     Section 4.3     Investment Intent.  Buyer is acquiring the Shares for its
                     -----------------
own account and not with a view to their distribution within the meaning of
Section 2(a)(11) of the Securities Act.

     Section 4.4     Certain Proceedings.  There is no pending Proceeding that
                     -------------------
has been commenced against Buyer and that challenges, or may have the effect of preventing, delaying, making illegal, or otherwise interfering with, any of the Contemplated Transactions. To Buyer's Knowledge, no such Proceeding has been Threatened.

     Section 4.5     Brokers or Finders.  Buyer and its officers and agents have
                     ------------------
incurred no obligation or liability, contingent or otherwise, for brokerage or finders' fees, agents' commissions, or any other similar payment in connection with this Agreement.

                                    ARTICLE V

            COVENANTS OF PRINCIPAL SHAREHOLDERS PRIOR TO CLOSING DATE

     Section 5.1     Access and Investigation.
                     ------------------------

     Between the date of this Agreement and the Closing Date, the Principal Shareholders will, and will cause each Acquired Company to (a) furnish Buyer with copies of all such contracts, books and records, and other existing documents and data as Buyer may reasonably request, and (b) furnish Buyer with such additional financial, operating, and other data and information as Buyer may reasonably request.

     Section 5.2     Operation of the Businesses of The Acquired Companies.
                     -----------------------------------------------------

     Between the date of this Agreement and the Closing Date, the Principal Shareholders will, and will cause each Acquired Company to:

          (a) except as otherwise provided in this Agreement, conduct the business of such Acquired Company only in the ordinary course of business, consistent with past practice;

          (b) use their Best Efforts to preserve intact the current business organization of each Acquired Company, keep available the services of the current officers, employees, and agents of each Acquired Company, and maintain the relations and goodwill with suppliers, customers, landlords, creditors, employees, agents, and others having business relationships with any Acquired Company;

          (c) confer with Buyer concerning operational matters of a material nature; and

          (d) otherwise report periodically to Buyer concerning the status of the business, operations, and finances of each Acquired Company.

     Section 5.3     Negative Covenant.
                     -----------------

     Except as otherwise expressly permitted by this Agreement, between the date of this Agreement and the Closing Date, the Principal Shareholders will not, and will cause each Acquired Company not to, without the prior consent of Buyer, take any affirmative action, or fail to take any reasonable action within their or its control, as a result of which any of the changes or events listed in
Section 3.16 is likely to occur.

     Section 5.4     Notification.
                     ------------

     Between the date of this Agreement and the Closing Date, each Principal Shareholder will promptly notify Buyer in writing if such Principal Shareholders or any Acquired Company becomes aware of any fact or condition that causes or constitutes a breach of any of the Principal Shareholders' representations and warranties as of the date of this Agreement, or if such Principal Shareholders or any Acquired Company becomes aware of the occurrence after the date of this Agreement of any fact or condition that would (except as expressly contemplated by this Agreement) cause or constitute a breach of any such representation or warranty had such representation or warranty been made as of the time of occurrence or discovery of such fact or condition. Should any such fact or condition require any change in the Disclosure Schedule if the Disclosure Schedule were dated the date of the occurrence or discovery of any such fact or condition, the Principal Shareholders will promptly deliver to Buyer a supplement to the Disclosure Schedule specifying such change. During the same period, each of the Principal

Shareholders will promptly notify Buyer of the occurrence of any event that may make the satisfaction of the conditions in ARTICLE VII impossible or unlikely.

     Section 5.5     No Negotiation.
                     --------------

     Until such time, if any, as this Agreement is terminated pursuant to
ARTICLE IX, the Principal Shareholders will not, and will cause each Acquired Company not to, directly or indirectly solicit, initiate, or encourage any inquiries or proposals from, discuss or negotiate with, provide any non-public information to, or consider the merits of any unsolicited inquiries or proposals from, any Person (other than Buyer) relating to any transaction involving the sale of the business or assets (other than in the ordinary course of business) of any Acquired Company, or any of the capital stock of any Acquired Company, or any merger, consolidation, business combination, or similar transaction involving any Acquired Company.

     Section 5.6     Compliance with ISRA.
                     --------------------

          (a) With respect to the Fairfield Facility and the transactions contemplated by this Agreement, the Principal Shareholders shall cause Entran Devices to, prior to the Closing Date, submit a General Information Notice ("GIN") respecting Entran Devices and the Fairfield Facility and (i) achieve Compliance with ISRA, or (ii) obtain from the NJDEP and execute a Remediation Agreement (as such term is defined under ISRA) permitting the consummation of the transactions contemplated by this Agreement. The Principal Shareholders shall cause Entran Devices to prepare and file the GIN and all other documents required by the NJDEP to achieve Compliance with ISRA or to obtain such Remediation Agreement prior to the Closing Date. The form and content of any such documents shall be reasonably satisfactory to Buyer, the communication of which shall not be unreasonably withheld or delayed by Buyer.

          (b)     If the Principal Shareholders satisfy their obligations under
Section 5.6(a) above by causing Entran Devices to obtain and execute a Remediation Agreement, then, from and after the Closing Date, Entran Devices shall (i) obtain and post or execute, and thereafter maintain in full force and effect, any remediation funding source (as such term is defined under ISRA) required under the Remediation Agreement or ISRA to secure Entran Devices' ISRA compliance activities at the Fairfield Facility, and (ii) make all filings and take all actions, including without limitation all Remedial Actions, required under ISRA to achieve Compliance with ISRA, including the preparation and submission (if required) of a Preliminary Assessment, Site Investigation, Remedial Investigation Workplan or Remedial Action Workplan.

          (c) Subject to the Principal Shareholders' indemnification obligations under Section 10.1 hereof, Entran Devices shall pay all ISRA Compliance Costs necessary or incurred in order to achieve Compliance with ISRA.

     Section 5.7.     Pollution Legal Liability Policy.
     -----------      --------------------------------

     Prior to Closing Date, Principal Shareholders shall cause the ownership of the Pollution Legal Liability Select Policy, PLS 1128738, issued by Commerce and Industry Insurance Co., in the name of Entran Devices to be transferred to and reissued in the name of the Principal Shareholders.

     Section 5.8.     Best Efforts.
     -----------      ------------

     Between the date of this Agreement and the Closing Date, the Principal Shareholders will use their Best Efforts to cause the conditions in ARTICLE VII and ARTICLE VIII to be satisfied, including, without limitation, the delivery by the Sellers of the Transmittal Letters and the Shares.


                                   ARTICLE VI

                    COVENANTS OF BUYER PRIOR TO CLOSING DATE

     Section 6.1     Best Efforts.
                     ------------

     Between the date of this Agreement and the Closing Date, Buyer will use its Best Efforts to cause the conditions in ARTICLE VII and ARTICLE VIII to be satisfied.

                                   ARTICLE VII

               CONDITIONS PRECEDENT TO BUYER'S OBLIGATION TO CLOSE

     Buyer's obligation to purchase the Shares and to take the other actions required to be taken by Buyer at the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by Buyer, in whole or in part):

     Section 7.1     Accuracy of Representations.  All of the Principal
                     ---------------------------
Shareholders' and Sellers' representations and warranties in this Agreement (considered collectively), and each of these representations and warranties (considered individually), must have been accurate in all material respects as of the date of this Agreement, and must be accurate in all material respects as of the Closing Date as if made on the Closing Date, without giving effect to any supplement to the Disclosure Schedule.

     Section 7.2     Principal Shareholders' Performance.
                     -----------------------------------

          (a) All of the covenants and obligations that the Principal Shareholders are required to perform or to comply with pursuant to this Agreement at or prior to the Closing (considered collectively), and each of these covenants and obligations (considered individually), must have been duly performed and complied with in all material respects.

          (b) Each document required to be delivered pursuant to Section 2.4(a) must have been delivered by the Principal Shareholders.

     Section 7.3     Consents.
                     --------

     Each of the Consents identified in Section 3.2 of the Disclosure Schedule, and each Consent identified in Section 4.2 of the Disclosure Schedule, must have been obtained and must be in full force and effect.

     Section 7.4     No Proceedings.
                     --------------

     Since the date of this Agreement, there must not have been commenced or Threatened against Buyer, or against any Person affiliated with Buyer, any
Proceeding:

          (a) involving any challenge to, or seeking damages or other relief in connection with, any of the Contemplated Transactions; or

          (b) that, if successful, would have the effect of preventing, delaying, making illegal, or otherwise interfering with any of the Contemplated Transactions.

     Section 7.5     No Claim Regarding Stock Ownership or Sale Proceeds.
                     ---------------------------------------------------

     There must not have been made or Threatened by any Person any claim asserting that such Person:

          (a) is the holder or the beneficial owner of, or has the right to acquire or to obtain beneficial ownership of, any stock of, or any other voting, equity, or ownership interest in, any of the Acquired Companies; or

          (b) is entitled to all or any portion of the Purchase Price payable for the Shares.

     Section 7.6     ISRA Compliance.
                     ---------------

     With respect to Entran Devices and the Fairfield Facility, the Principal Shareholders shall have caused Entran Devices to achieve Compliance with ISRA or to obtain and execute a Remediation Agreement permitting the consummation of the transactions contemplated by this Agreement in accordance with the provisions of
Section 5.6(a) hereof.

     Section 7.7     Tender of Shares.
                     ----------------

     Each Seller shall have executed and delivered a Transmittal Letter and tendered to Buyer all Shares owned by such Seller.



                                  ARTICLE VIII

       CONDITIONS PRECEDENT TO PRINCIPAL SHAREHOLDERS' OBLIGATION TO CLOSE

     Principal Shareholders' obligation to sell the Shares and to take the other actions required to be taken by Principal Shareholders at the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by the Sellers' Representative, in whole or in part):

     Section 8.1     Accuracy of Representations.
                     ---------------------------

     All of Buyer's representations and warranties in this Agreement (considered collectively), and each of these representations and warranties (considered individually), must have been accurate in all material respects as of the date of this Agreement and must be accurate in all material respects as of the Closing Date as if made on the Closing Date.

     Section 8.2     Buyer's Performance.
                     -------------------

          (a) All of the covenants and obligations that Buyer is required to perform or to comply with pursuant to this Agreement at or prior to the Closing (considered collectively), and each of these covenants and obligations (considered individually), must have been performed and complied with in all material respects.

          (b) Buyer must have delivered each of the documents required to be delivered by Buyer pursuant to Section 2.4(b) and must have made the cash payments required to be made by Buyer pursuant to Section 2.2(a).

     Section 8.3     Consents.
                     --------

     Each of the Consents identified in Section 4.2 of the Disclosure Schedule must have been obtained and must be in full force and effect.

                                   ARTICLE IX

                                   TERMINATION

     Section 9.1     Termination Events.
                     ------------------

     This Agreement may, by notice given prior to or at the Closing, be terminated:

          (a) by either Buyer or Principal Shareholders if a material breach of any provision of this Agreement has been committed by the other party which breach is not remedied within fifteen (15) days following notice thereof and such breach has not been waived;

          (b)

               (i) by Buyer if any of the conditions in ARTICLE VII has not been satisfied as of the Closing Date or if satisfaction of such a condition is or becomes impossible (other than through the failure of Buyer to comply with its obligations under this Agreement) and Buyer has not waived such condition on or before the Closing Date; or

               (ii) by the Sellers' Representative on behalf of the Sellers, if any of the conditions in ARTICLE VIII has not been satisfied as of the Closing Date or if satisfaction of such a condition is or becomes impossible (other than through the failure of the Principal Shareholders to comply with their obligations under this Agreement) and Sellers' Representative has not waived such condition on or before the Closing Date;

          (c)     by mutual consent of Buyer and Sellers' Representative; or

          (d) by either Buyer or the Sellers' Representative if the Closing has not occurred (other than through the failure of any Party seeking to terminate this Agreement to comply fully with its obligations under this Agreement) on or before July 23, 2004, or such later date as the Parties may agree upon.

     Section 9.2     Effect Of Termination.
                     ---------------------

     Each party's right of termination under Section 9.1 is in addition to any other rights it may have under this Agreement or otherwise, and the exercise of a right of termination will not be an election of remedies. If this Agreement is terminated pursuant to Section 9.1, all further obligations of the parties under this Agreement will terminate, except that the obligations in Section 12.1 will survive; provided, however, that if this Agreement is terminated by a party because of the breach of the Agreement by the other Party or because one or more of the conditions to the terminating party's obligations under this Agreement is not satisfied as a result of the other party's failure to comply with its obligations under this Agreement, the terminating party's right to pursue all legal remedies will survive such termination unimpaired.


                                    ARTICLE X

                            INDEMIFICATION; REMEDIES

     Section 10.1     Indemnification by the Principal Shareholders.  Subject to
                      ---------------------------------------------
the terms and conditions of this Article X and the provisions of Article XIII, the Principal Shareholders, in the proportions specified in Section 10.10 hereof, will indemnify and hold harmless the Buyer and its Affiliates (and, solely in the case of Section 10.1(f) below, Entran Devices) (collectively, the "Buyer Indemnified Parties") for all Losses directly or indirectly relating to
 -------------------------
or arising from:

          (a) any breach or inaccuracy of any representation or warranty made by the Principal Shareholders in this Agreement;

          (b) any breach or non-performance by the Principal Shareholders of any covenant or agreement of the Principal Shareholders in this Agreement or any other Transaction Document;

          (c)     the Sellers' Tax Liabilities;

          (d) any liability under ERISA relating to the operation of the Business of the Acquired Companies prior to the Closing ("Excluded ERISA
                                                          --------------
Liabilities");
-----------

          (e) any claim by any Person for brokerage or finder's fees or commissions or similar payments based upon any agreement or understanding alleged to have been made by such Person with Principal Shareholders or the Acquired Companies (or any Person acting on behalf of any Seller or the Acquired Companies) in connection with any of the Contemplated Transactions; and

          (f)     the Excluded Environmental Liabilities.

     Section 10.2     Indemnification by the Buyer.  Subject to the terms and
                      ----------------------------
conditions of this Article X and the provisions of Article XIII, the Buyer will indemnify and hold harmless Principal Shareholders and their respective Affiliates for all Losses directly or indirectly relating to or arising from:

          (a) any breach or inaccuracy of any representation or warranty made by the Buyer in this Agreement;

          (b) any breach or non-performance by Buyer of any covenant or agreement of Buyer in this Agreement; and

          (c) any claim by any Person for brokerage or finder's fees or commissions or similar payments based upon any agreement or understanding alleged to have been made by such Person with Buyer (or any Person acting on Buyer's behalf) in connection with any of the Contemplated Transactions.

     Section 10.3     Survival and Time Limitations.  All representations and
                      -----------------------------
warranties contained in this Agreement shall survive (and not be affected in any respect by) the Closing until the second anniversary of the Closing Date, whereupon all such representations and warranties shall expire and terminate and shall be of no further force or effect, except that:

          (a) all payment obligations relating to the Purchase Price and all covenants set out in this Agreement shall survive until the date set forth for expiration of such covenant (if an expiration date is specifically so stated) or otherwise until fully satisfied; and

          (b) the representations set out in Section 3.3 and the indemnification obligations of the Principal Shareholders under Sections 10.1(c) through (e) shall survive the Closing until the expiration of the applicable statute of limitations, if any and the indemnification obligations of the Principal Shareholders under Section 10.1(f) shall survive the Closing for a period of 5 years.

          (c) No Party providing indemnification pursuant to this Article X (an "Indemnifying Party") shall be obligated to provide such indemnification to
     ------------------
the Party seeking indemnification (the "Indemnified Party") unless the
                                        -----------------
Indemnifying Party shall have received written notice thereof within the applicable time period for survival (if any) set forth in this Section 10.3. If an Indemnified Party provides proper notice of a claim within the applicable time period set forth above, liability for such claim will continue until such claim is resolved.

     Section 10.4     Limitations.
                      -----------

          (a) In the absence of fraud or intentional misrepresentation, the aggregate amount of all Losses for which the Buyer Indemnified Parties shall be entitled to indemnification pursuant to Section 10.1 of this Agreement shall not exceed $2,000,000 (the "Initial Indemnification Cap"), provided, however, that
                                                       --------  -------
if the aggregate amount of all losses for which the Buyer Indemnified Parties are entitled to indemnification pursuant to Section 10.1(f) exceeds the Initial Indemnification Cap, the Buyer Indemnified Parties shall be entitled to indemnification from the Principal Shareholders only, pursuant to Section 10.10 for an additional amount not to exceed $2,000,000 solely for those Losses arising under Section 10.1(f) hereof.

          (b) Notwithstanding anything to the contrary in this Agreement, in the absence of fraud or intentional misrepresentation, the Principal Shareholders shall not be required to indemnify or hold harmless the Buyer Indemnified Parties with respect to any claim for indemnification pursuant to
Section 10.1(a) of this Agreement, unless and until the Buyer Indemnified Parties' aggregate Losses in respect of all such claims exceed $100,000 (the "Indemnity Threshold") after which the Principal Shareholders shall be liable
 -------------------
for all such Losses without deduction. The Indemnity Threshold shall not apply to claims related to breaches of the representations and warranties contained in
Section 3.3 or indemnification claims pursuant to Sections 10.1(b) through (f).

     Section 10.5     Third-Party Claims.
                      ------------------

          (a) If a third party commences a lawsuit or arbitration (a "Third-Party Claim") against an Indemnified Party with respect to any matter
 -----------------
that the Indemnified Party might make a claim for indemnification against any Indemnifying Party under this Article X, then the Indemnified Party must notify the Indemnifying Party thereof in writing of the existence of such Third-Party Claim and must deliver copies of any documents served on the Indemnified Party with respect to the Third-Party Claim; provided, however, that any failure to
                                       --------  -------
notify the Indemnifying Party or deliver copies will not relieve the Indemnifying Party from any obligation hereunder unless (and then solely to the extent) the Indemnifying Party is materially prejudiced by such failure.

          (b) Upon receipt of the notice described in Section 10.5(a), the Indemnifying Party will have the right to defend the Indemnified Party against the Third-Party Claim with counsel reasonably satisfactory to the Indemnified Party so long as (i) within fifteen (15) days after receipt of such notice, the Indemnifying Party notifies the Indemnified Party in writing that the Indemnifying Party will, subject to the limitations of Section 10.4, indemnify the Indemnified Party from and against any Losses the Indemnified Party may incur relating to or arising out of the Third-Party Claim, (ii) the Indemnifying Party provides the Indemnified Party with evidence reasonably acceptable to the Indemnified Party that the Indemnifying Party will have the financial resources to defend against the Third-Party Claim and fulfill its indemnification obligations hereunder, (iii) the Indemnifying Party is not a party to the Proceeding or the Indemnified Party has determined in good faith that there would be no conflict of interest or other inappropriate matter associated with joint representation, (iv) the Third-Party Claim does not involve, and is not likely to involve, a claim by any Governmental Body, (v) the Third-Party Claim involves only money damages and does not seek an injunction or other equitable relief, (vi) settlement of, or an adverse judgment with respect to, the Third-Party Claim is not, in the good faith judgment of the Indemnified Party, likely to establish a precedential custom or practice adverse to the continuing business interests of the Indemnified Party, (vii) the Indemnifying Party conducts the defense of the Third-Party Claim actively and diligently, and
(viii) the Indemnifying Party keeps the Indemnified Party apprised of all developments, including settlement offers, with respect to the Third-Party Claim and permits the Indemnified Party to participate in the defense of the Third-Party Claim.

          (c) So long as the Indemnifying Party is conducting the defense of the Third-Party Claim in accordance with Section 10.5(b), (i) the Indemnifying Party will not be responsible for any attorneys' fees incurred by the Indemnified Party regarding the Third-Party Claim (other than attorneys' fees incurred prior to the Indemnifying Party's assumption of the defense pursuant to
Section 10.5(b)) and (ii) neither the Indemnified Party nor the Indemnifying Party will consent to the entry of any judgment or enter into any settlement with respect to the Third-Party Claim without the prior written consent of the other party, which consent will not be withheld unreasonably. If the Indemnified Party desires to consent to the entry of judgment with respect to or to settle a Third-Party Claim but the Indemnifying Party refuses, then the Indemnifying Party will be responsible for all Losses with respect to such Third-Party Claim, without regard to the limitations in Section 10.4.

          (d)     If any condition in Section 10.5(b) is or becomes unsatisfied,
(i) the Indemnified Party may defend against, and consent to the entry of any judgment or enter into any settlement with respect to, the Third-Party Claim in any manner it may deem appropriate (and the Indemnified Party need not consult with, or obtain any consent from, the Indemnifying Party in connection therewith), (ii) the Indemnifying Party will reimburse the Indemnified Party promptly and periodically (but no less often than monthly) for the costs of defending against the Third-Party Claim, including reasonable attorneys' fees and expenses, and (iii) the Indemnifying Party will remain responsible for any Losses the Indemnified Party may incur relating to or arising out of the Third-Party Claim to the fullest extent provided in this Article X.

     Section 10.6     Other Indemnification Matters.  The right to
                      -----------------------------
indemnification will not be affected by any investigation conducted with respect to, or any knowledge acquired (or capable of being acquired) at any time, whether before or after the date hereof, with respect to any representation, warranty, covenant or agreement in this Agreement or the Transaction Documents. The indemnification provisions in this Article X will be enforceable regardless of whether any Person alleges or proves the sole, concurrent, contributory or comparative negligence of the person seeking indemnification or its Affiliates, or the sole or concurrent strict liability imposed on the Person seeking indemnification or its Affiliates.

     Section 10.7     Procedure for Indemnification - Other Claims.  A claim for
                      --------------------------------------------
indemnification for any matter not involving a Third-Party Claim may be asserted by notice to the party from whom indemnification is sought and resolved in accordance with the provisions of Article XIII hereof.

     Section 10.8     Exclusive Remedy.  This Article X will provide the
                      ----------------
exclusive legal remedy for the matters covered by this Article X, except for claims based upon fraud or intentional misrepresentation. This Article X will not affect any equitable remedy available to any Party.

     Section 10.9     Appointment of Sellers' Representative as
                      -----------------------------------------
Attorney-in-Fact.  Sellers hereby appoint WFC as agent and attorney-in-fact
----------------
("Sellers' Representative") for each Seller to (i) give and receive notices and
  -----------------------
communications on behalf of such Sellers, (ii) agree to, negotiate, enter into settlements and compromises of, and comply with orders of courts with respect to, claims for indemnification hereunder, (iii) receive and distribute any amounts payable to Sellers as contemplated by this Agreement, and (iv) take all actions necessary or appropriate in the judgment of the Sellers' Representative for the accomplishment of the foregoing. In the event of the death, physical or mental incapacity, or resignation of the Sellers' Representative or any successor Sellers' Representative, the Principal Shareholders (including the personal representative of any deceased or disabled Principal Shareholder in the event of their death or disability) shall promptly appoint a substitute Sellers' Representative reasonably acceptable to Buyer. All expenses incurred by the Sellers' Representative in performing his duties hereunder (including legal fees and expenses of counsel thereto), shall be jointly and severally borne by the Principal Shareholders. The authority conferred under this Section 10.9 is an agency coupled with an interest and, to the extent permitted by applicable laws, all authority conferred hereby is irrevocable and not subject to termination by the undersigned or by operation of law, whether by the death or incapacity of any of Sellers, the termination of any trust or estate, or the occurrence of any other event. If any Seller should die or become incapacitated, if any trust or estate of any of the above should be terminated, or if any other event shall occur, any action taken by the Sellers' Representative pursuant to this Section
10.9 shall be valid as if such death or incapacity, termination, or other event had not occurred, regardless of whether or not the Sellers' Representative or Buyer shall have received notice of such death, incapacity, termination, or other event.

     Section 10.10     Allocation among Principal Shareholders.  Each of the
                       ---------------------------------------
Principal Shareholders shall be liable to the Buyer Indemnified Parties for that portion of all indemnified Losses set forth below:

               WFC               81%

               NW                13%

               JCP                6%

     Notwithstanding anything to the contrary, all claims for indemnified Losses shall first be applied to the Initial Indemnification Cap pursuant to Section
10.4 of this Agreement, and Buyer shall first offset such claims for indemnified Losses up to the amount of the Initial Indemnification Cap against the Deferred Purchase Price as set forth in Section 2.2 of this Agreement.

                                   ARTICLE XI

                          CERTAIN POST-CLOSING MATTERS

     Section 11.1     Taxes.
                      -----

          (a)     Tax Sharing Agreements.  All Tax sharing agreements or similar
                  ----------------------
agreements with respect to or involving the Acquired Companies shall be terminated as of the Closing Date and, after the Closing Date, the Acquired Companies shall not be bound thereby or have any liability thereunder.

          (b)     Certain Taxes and Fees.  All transfer, documentary, sales,
                  ----------------------
use, stamp, registration, and other such Taxes, and all conveyance fees, recording charges, and other fees and charges (including any penalties and interest) incurred in connection with consummation of the

Contemplated Transactions shall be paid by Sellers when due, and Sellers will, at their own expense, file all necessary Tax Returns and other documentation with respect to all such Taxes, fees, and charges, and, if required by applicable Legal Requirements, Buyer will, and will cause its Affiliates to, join in the execution of any such Tax Returns and other documentation.

          (c)     Section 338(h)(10) Election Filing.  Buyer covenants not to
                  ----------------------------------
make or file an election under Section 338(h)(10) of the Code (or any comparable election under state, local or other law) with respect to its purchase of the Shares.

     Section 11.2     Litigation Support.  If any Party is evaluating, pursuing,
                      ------------------
contesting or defending against any Proceeding (other than a Proceeding for a which a Party is entitled to indemnification under Section 10.1 or 10.2) in connection with (a) any Contemplated Transaction or (b) any fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction on or prior to the Closing Date involving any Acquired Company, each other Party will cooperate with such Party and such Party's counsel in the evaluation, pursuit, contest or defense, make available its personnel, and provide such testimony and access to its books and records as may be necessary in connection therewith. The evaluating, pursuing, contesting or defending Party will reimburse each other Party for its out-of-pocket expenses related to such cooperation (unless the contesting or defending Party is entitled to indemnification therefor under Sections10.1 or10.2 without regard to Section 10.4).



                                   ARTICLE XII

                               DISPUTE RESOLUTION

     Section 12.1     Disputes.  Any dispute, controversy, claim or disagreement
                      --------
between the Parties arising from, relating to or in connection with this Agreement or the relationships of the Parties, including, but not limited to, claims for indemnification under Article X, questions regarding the interpretation, meaning or performance of this Agreement and any state, federal or foreign law claims based on contract, tort, common law, equity, statute, regulation, order or otherwise ("Dispute"), will be resolved in accordance with
                                 -------
this Article.


     Section 12.2     Level 1 Review.  Upon written request of either Buyer or
                      --------------
the Sellers' Representative on behalf of any Seller (the "Requesting Party"),
                                                          ----------------
each Party will appoint a designated representative whose task it will be to meet (by telephone call or in person at a mutually agreeable site) for the purpose of attempting to resolve such Dispute ("Level 1 Review"). The
                                                ------- ------
designated representatives will meet as often as reasonably necessary to discuss the Dispute and negotiate in good faith in an effort to resolve the Dispute without the necessity of any formal proceeding.


     Section 12.3     Level 2 Review.  If the Parties cannot resolve the Dispute
                      --------------
within fifteen (15) days of the first Level 1 Review ("Level 1 Termination
                                                       -------------------
Date"), then another representative
----
of each of the Parties will meet (by telephone call or in person at a mutually agreeable site) within 72 hours after the Level 1 Termination Date to resolve the Dispute ("Level 2 Review").
              --------------


     Section 12.4     Submission of Dispute to Mediation.  If the Parties are
                      ----------------------------------
unable to resolve the Dispute within thirty (30) days after commencement of the Level 2 Review, then the Requesting Party will give the other Party notice of the existence of an impasse (the date on which such notice is deemed received shall be the "Level 2 Termination Date") and immediately will submit the Dispute
              ------------------------
to mediation administered by the American Arbitration Association ("AAA") in accordance with the Commercial Mediation Rules of the AAA. Each Party will bear equally the costs of the mediation. The Parties will act in good faith to appoint jointly a mutually acceptable mediator within fifteen (15) days of the Level 2 Termination Date. If the Parties cannot mutually agree on such appointment within such time period, the AAA shall make the selection of a mediator. The Parties agree to participate in good faith in the mediation and related negotiations for a period of up to thirty (30) days from the commencement of the mediation proceeding and any extension of such period as mutually agreed to by the Parties.


     Section 12.5     Submission of Dispute to Arbitration.  If the Dispute is
                      ------------------------------------
not resolved within thirty (30) days after the beginning of the mediation and any extension of such periods as mutually agreed to by the Parties, then the Dispute will be submitted to, and finally determined by, binding arbitration in accordance with the provisions of this Article, regardless of the amount in controversy or whether such Dispute would otherwise be considered justiciable or ripe for resolution by a court or arbitration panel.


     Section 12.6     Rules Governing Arbitration.  Any arbitration shall be
                      ---------------------------
administered by the AAA under its Commercial Arbitration Rules ("AAA Rules"), except to the extent that the AAA Rules conflict with the provisions of this Article, in which event the provisions of this Article will control.


     Section 12.7     Arbitration Panel.  The arbitration panel (the "Panel")
                      -----------------
will consist of three neutral arbitrators ("Arbitrators"), each of whom will be an attorney having five or more years experience in the primary area of law to which the Dispute relates, and will be appointed in accordance with the AAA Rules (the "Basic Qualifications"). Should an Arbitrator refuse or be unable to
            --------------------
proceed with arbitration proceedings as called for by this Article, a substitute Arbitrator possessing the Basic Qualifications will be appointed by the AAA. If an Arbitrator is replaced after the arbitration hearing has commenced, then a rehearing will take place in accordance with the provisions of this Article and the AAA Rules.


     Section 12.8     Location of Arbitration.  The arbitration will be
                      -----------------------
conducted in the location of the Party against whom the arbitration claim is being filed unless otherwise agreed to by the Parties; provided that, the Panel may from time to time convene, carry on hearings, inspect property or documents and take evidence at any location that the Panel deems necessary.

     Section 12.9     Discovery.  The Panel may, in its discretion, order a
                      ---------
pre-hearing exchange of information, including production of documents, exchange of summaries of testimony or exchange of statements of position, and will schedule promptly all discovery and other procedural steps and otherwise assume case management initiative and control to effect an efficient and expeditious resolution of the Dispute.


     Section 12.10     Conduct of Hearing.  At any oral hearing of evidence in
                       ------------------
connection with any arbitration conducted pursuant to this Article, each Party and its legal counsel will have the right to examine its witnesses and to cross-examine the witnesses of the other Party. No testimony of any witness will be presented in written form unless the opposing Party will have had the opportunity to cross-examine such witness, except as the Parties otherwise agree in writing or except under extraordinary circumstances where, in the opinion of the Panel, the interests of justice require a different procedure.


     Section 12.11     Award of Panel.  Within thirty (30) days after the
                       --------------
closing of the arbitration hearing or the submission of post-hearing briefs, if any, the Panel will prepare and distribute to the Parties a written award, setting forth the Panel's findings of facts and conclusions of law relating to the Dispute, including the reasons for the giving or denial of any requested remedy or relief. The Panel will have the authority to award any remedy or relief that a court of competent jurisdiction could order or grant, and will award interest on any monetary award from the date that the successful Party incurred the loss or expense. In addition, the Panel will have the authority to decide issues relating to the interpretation, meaning or performance of this Agreement or the relationships of the Parties, even if such decision would constitute an advisory opinion in a court proceeding or if the issues would otherwise not be ripe for resolution in a court proceeding, and any such decision will bind the Parties in their performance of this Agreement.


     Section 12.12      Confidentiality of Proceedings.  Except as necessary in
                        ------------------------------
court proceedings to enforce the duty to arbitrate or an award rendered under this Article, or to obtain interim relief, neither Party nor any arbitrator will disclose the existence, content or results of any arbitration conducted under this Article without the prior written consent of the other Party, or in the event of disclosure by the Arbitrator, the prior written consent of both Parties.


     Section 12.13     Enforcement of Award.  To the extent that the relief or
                       --------------------
remedy granted in an award rendered by the Panel is relief or a remedy on which a court could enter judgment, a judgment upon the award rendered by the Panel may be entered in any court of competent jurisdiction


     Section 12.14     Costs and Expenses.  The Parties agree to share equally
                       ------------------
the cost of any arbitration, including the administrative fee, the compensation of the arbitrators, and the costs of any neutral witnesses or proof produced at the direct request of the Panel.

     Section 12.15     Governing Law.  Notwithstanding the choice of law
                       -------------
provision set forth in this Agreement, the Federal Arbitration Act (9 U.S.C. Sections 1-14), except as modified hereby, will govern the interpretation and enforcement of this Article.


     Section 12.16     Equitable Proceeding.  Notwithstanding the Dispute
                       --------------------
resolution procedures contained in Sections 13.01 and 13.02 above, either Party may apply to any court having jurisdiction to: (1) enforce the duty to arbitrate set forth in this agreement; (2) seek preliminary injunctive relief until the arbitration award is rendered or the Dispute is otherwise resolved;
(3) seek preliminary injunctive relief in the event of a breach (or attempted or threatened breach) of the Transaction Documents; (4) avoid the expiration of any applicable limitation period; or (5) challenge or vacate any final judgment, award or decision of the Panel that does not comport with the express provisions of this Article.


                                  ARTICLE XIII

                               GENERAL PROVISIONS

     Section 13.1     Expenses.  Except as otherwise expressly provided in this
                      --------
Agreement, each Party to this Agreement will bear its respective expenses incurred in connection with the preparation, execution, and performance of this Agreement and the Contemplated Transactions, including all fees and expenses of agents, representatives, counsel, and accountants; provided, however, that the Acquired Companies will pay the Principal Shareholders' legal and accounting expenses, and:

          (a) in the event that the Panel determines that the Buyer has defaulted on the payment of the Deferred Purchase Price for reasons other than the Buyer's exercise of its right to offset claims for indemnified Losses against the Deferred Purchase Price as set forth in Section 2.2(b) of this Agreement, the Buyer shall reimburse the Principal Shareholders for all reasonable legal expenses and costs incurred as a result thereof; and

          (b) in the event that the Panel determines that the Buyer overstated any claim for indemnified Losses and the resulting offset against the Deferred Purchase Price in excess of 50% of the amount of such claim which the Panel ultimately determines is reasonable, the Buyer shall reimburse the Principal Shareholders for all reasonable legal expenses and costs incurred as a result thereof.

     Section 13.2     Public Announcements.  Any public announcement or similar
                      --------------------
publicity with respect to this Agreement or the Contemplated Transactions will be issued, if at all, at such time and in such manner as Buyer determines. The Principal Shareholders and Buyer will consult with each other concerning the means by which the Acquired Companies' employees, customers, and suppliers and others having dealings with the Acquired Companies will be informed of the Contemplated Transactions, and Buyer will have the right to be present for any such communication; provided, however, that business restructuring of the operations of the Acquired Companies, product relocation or staff reductions of the Acquired Companies cannot be announced until after the Closing Date. Prior to the Closing Date, WFC or his successor as Sellers' Representative has the right to (i) be present at any meetings or conversations between Buyer and any employee, customer or supplier of the Acquired Companies, and (ii) review any written correspondence from Buyer to any employee, customer or supplier of the Acquired Companies.

     Section 13.3     Notices.  All notices hereunder shall be given in writing
                      -------
and shall be effective (a) when served by personal delivery, or (b) upon receipt when sent by (i) certified mail, return receipt requested, postage prepaid, (ii) overnight courier service, or (iii) e-mail with confirmation by return e-mail and telephone, in each case to the Party at the address set forth below (or to such other persons or at such other addresses hereafter designated by the Parties):



                             If to Sellers' Representative:



                             William F. Caplan
                             761 West 231st Street
                             Bronx, New York 10463
                             Telephone:  718-543-4354
                             Fax:  718-432-0162


                             with a copy to:

                             Stairs Dillenbeck & Finley
                             330 Madison Avenue
                             New York, NY 10017-5090
                             Attention:  John J. Finley, Esq.
                             Telephone:  212-697-2700
                             Fax:  212-687-3523

                             If to the Buyer:

                             Measurement Specialties, Inc.
                             710 Route 46 East, #206
                             Fairfield, New Jersey 07004
                             Attention:  Frank Guidone, Chief Executive Officer
                             Telephone:  973-808-3023
                             Fax:  973-808-1787


                             with a copy to:

                             McCarter & English, LLP
                             Four Gateway Center

                             100 Mulberry Street
                             P.O. Box 652
                             Newark, NJ  07101-0652
                             Attention:  Kenneth E. Thompson, Esq.
                             Telephone:  973-622-4444
                             Fax:  973-624-7070



     Section 13.4     Jurisdiction; Service of Process.  Any action or
                      --------------------------------
proceeding seeking to enforce any provision of, or based on any right arising out of, this Agreement may be brought against any of the Parties exclusively in the courts of the State of New Jersey, County of Essex, or, if it has or can acquire jurisdiction, in the United States District Court for the District of New Jersey, and each of the Parties consents to the exclusive jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein. Process in any action or proceeding referred to in the preceding sentence may be served on any Party anywhere in the world.

     Section 13.5     Further Assurances.  The Parties agree (a) to furnish upon
                      ------------------
request to each other such further information, (b) to execute and deliver to each other such other documents, and (c) to do such other acts and things, all as the other Party may reasonably request for the purpose of carrying out the intent of this Agreement and the documents referred to in this Agreement.

     Section 13.6     Waiver.  No waiver of any provision of this Agreement will
                      ------
be valid unless the waiver is in writing and signed by the waiving Party (or the Sellers' Representative, in the case of a waiver by any or all Sellers). The failure of a Party at any time to require performance of any provision of this Agreement will not affect such Party's rights at a later time to enforce such provision. No waiver by any Party of any breach of this Agreement will be deemed to extend to any other breach hereunder or affect in any way any rights arising by virtue of any other breach.

     Section 13.7     Entire Agreement and Modification.  This Agreement
                      ---------------------------------
supersedes all prior agreements between the Parties with respect to its subject matter and constitutes (along with the documents referred to in this Agreement) a complete and exclusive statement of the terms of the agreement between the Parties with respect to its subject matter. This Agreement may not be amended except by a written agreement executed by the Party to be charged with the amendment.

     Section 13.8     Disclosure Schedule.
                      -------------------

          (a) In the event of any inconsistency between the contractual provisions of this Agreement and the Disclosure Schedule, this Agreement will control.

     Section 13.9     No Third-Party Beneficiaries.  This Agreement does not
                      ----------------------------
confer any rights or remedies upon any Person (including any employee of any Acquired Company) other than the

Parties, their respective successors and permitted assigns and, as expressly set forth in this Agreement, any Indemnified Party.

     Section 13.10     Successors and Assigns.  This Agreement will be binding
                       ----------------------
upon and inure to the benefit of the Parties and their respective successors and permitted assigns. Principal Shareholders may not assign, delegate or otherwise transfer (whether by operation of law or otherwise) any of their respective rights, interests or obligations in this Agreement without the prior written approval of the Buyer. The Buyer may assign any or all of its rights or interests, or delegate any or all of its obligations, in this Agreement to (a) any successor to the Buyer or any acquirer of a material portion of the business or assets of the Buyer, (b) one or more of the Buyer's Affiliates, or (c) any lender to the Buyer or its Affiliates as security for obligations to such lender, however, any such assignment will not release Buyer from any of its obligations created by this Agreement.

     Section 13.11     Severability.  If any provision of this Agreement is held
                       ------------
invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

     Section 13.12     Headings.  The headings of the Articles and Sections in
                       --------
this Agreement are provided for convenience only and will not affect its construction or interpretation. All references in this Agreement to "Article", "Articles", "Section", or "Sections" refer to the corresponding Article, Articles, Section, or Sections, respectively, of this Agreement.

     Section 13.13     Governing Law.  This Agreement will be governed by the
                       -------------
laws of the State of New Jersey without regard to its conflicts of laws principles.

     Section 13.14     Counterparts.  This Agreement may be executed in two or
                       ------------
more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.



                           [Signature Page to Follow]

     IN WITNESS WHEREOF, the parties have executed and delivered this Stock Purchase Agreement as of the date first written above.


                                             BUYER:
                                             ------

                                             MEASUREMENT SPECIALTIES, INC.


                                             By:
                                                --------------------------------
                                                Name: Frank D. Guidone
                                                Title: Chief Executive Officer


                                             PRINCIPAL SHAREHOLDERS
                                             ----------------------


                                             -----------------------------------
                                             William F. Caplan


                                             -----------------------------------
                                             Norton Woodruff


                                             -----------------------------------
                                             J.C. Provost